As filed with the Securities and Exchange Commission on April 8, 2004
                                File No. 33-38066

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 19
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SBM CERTIFICATE COMPANY
               (Exact name of registrant as specified in charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                      6725
            (Primary Standard Industrial Classification Code Number)

                                   52-2250397
                      (I.R.S. Employer Identification No.)

                                 5101 River Road
                                    Suite 101
                            Bethesda, Maryland 20816
                                 (301) 656-4200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Eric M. Westbury, President
                             SBM Certificate Company
                                 5101 River Road
                                    Suite 101
                            Bethesda, Maryland 20816
                                 (301) 656-4200

  (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this registration statement as is practicable.

The registrant has registered an indefinite amount of securities under the Securities Act of 1933 pursuant to Rule 24f-2 under the Investment Company Act of 1940.

PROSPECTUS

                             SBM CERTIFICATE COMPANY
                             SERIES 503 CERTIFICATES
                             SERIES 505 CERTIFICATES
                             SERIES 507 CERTIFICATES
                             SERIES 510 CERTIFICATES

      This Prospectus offers fully paid fixed-rate face-amount certificates ("Certificates") issued by SBM Certificate Company (the "Company"). When you purchase a Certificate, you make a single payment to us in exchange for our promise to pay the amount you have invested ("Face Amount"), plus accrued interest on a future date.

      The Series 503, Series 505, Series 507 and Series 510 Certificates have fixed interest guarantee periods ("Guarantee Periods") of three, five, seven and ten years, respectively, from the date of issue. We will automatically extend the Guarantee Periods of the Certificates for additional Guarantee Periods of the same duration, unless you notify us in writing to the contrary. Your Certificate will mature no later than thirty years from the date it was issued ("Maturity Date"). Your Certificate will earn a fixed interest rate that is declared in advance for the duration of a Guarantee Period, but never is less than 2.5%. You may choose to have your interest:

      o COMPOUNDED ANNUALLY and paid at the end of the Guarantee Period, when the Certificate matures, or when you make a withdrawal

      o     PAID ANNUALLY

      o     PAID QUARTERLY

The following initial interest rates are in effect, as of the date of this prospectus, for the Guarantee Period of each Series.

                                                     Interest         Interest          Interest
                                                       Paid             Paid           Compounded
               Certificate                           Quarterly        Annually          Annually
               -------------------------------       ---------        --------          --------
               Series 503.....................         4.50%            4.60%             4.75%
               Series 505.....................         5.00%            5.10%             5.25%
               Series 507.....................         5.50%            5.60%             5.75%
               Series 510.....................         6.15%            6.25%             6.40%

      These rates may or may not have changed when you apply to purchase your Certificate. New interest rates for each of the Guarantee Periods are declared periodically. See "Description of the Certificates" for a more detailed description of the Certificates, including applicable charges for early withdrawals.

      THERE IS NO SALES CHARGE WHEN YOU PURCHASE YOUR CERTIFICATE. IF YOU WITHDRAW ALL OR A PORTION OF YOUR CERTIFICATE INVESTMENT PRIOR TO THE END OF A GUARANTEE PERIOD, A WITHDRAWAL CHARGE WILL APPLY.

      This Prospectus contains information about the Certificates that you should know before investing. You should read this Prospectus and any supplements, and retain them for future reference.

      PLEASE SEE "RISK FACTORS" AT PAGE 4 FOR A DESCRIPTION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

      THE CERTIFICATES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY ANY BANK, NOR ARE THEY INSURED BY THE FDIC. THE COMPANY IS REGISTERED AS A FACE-AMOUNT CERTIFICATE COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940. THE CERTIFICATES ARE FIXED-INCOME SECURITIES THAT ARE BACKED SOLELY BY THE ASSETS OF THE COMPANY, INCLUDING REQUIRED RESERVES.

      AS WITH ALL INVESTMENT COMPANIES, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE CERTIFICATES OR PASSED ON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

___________, 2004

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
SBM Certificate Company....................................................................       3
     Risk Factors..........................................................................       3
     Relationship with SBM Financial.......................................................       3
     Effects of Changes in Interest Rates and Liquidity Risks..............................       3
     Withdrawals During a Guarantee Period.................................................       4
     Interest Rates for Renewal Periods....................................................       4
Description of the Certificates............................................................       5
     Minimum Investment....................................................................       5
     Interest Rates........................................................................       5
     Interest Payment Options..............................................................       5
     Guarantee Periods and Maturity........................................................       6
     Withdrawals...........................................................................       6
     Loans.................................................................................       7
     Deferred Payment......................................................................       7
     Federal Income Tax Treatment..........................................................       7
     Transfer of Ownership.................................................................       8
Reserves and Deposits with Custodian.......................................................       8
Use of Proceeds from Sale of Certificates..................................................       9
Investments................................................................................       9
     Type of Investments...................................................................       9
     Investment Policies...................................................................      11
     Management of Securities Investment...................................................      12
     Real Estate Loan Portfolio............................................................      12
     Yields................................................................................      12
How to Purchase Certificates...............................................................      12
     Through the Company...................................................................      13
     Through Authorized Sellers............................................................      13
     Affinity Groups.......................................................................      13
     Investment Amounts....................................................................      13
     Canceling Your Order..................................................................      14
     Application Acceptance................................................................      14
About SBM Certificate Company..............................................................      14
     History...............................................................................      14
     Business..............................................................................      15
     Competition...........................................................................      15
     Capital Structure.....................................................................      15
     Regulation............................................................................      16
     Description of Property...............................................................      16
     Legal Proceedings.....................................................................      16
Executive Officers and Directors...........................................................      17
     Board of Directors....................................................................      18
     Audit Committee.......................................................................      18
     Investment Committee..................................................................      18
Relationship with SBM Financial and Certain Transactions...................................      19
Certain Significant Events.................................................................      20
     Change in Control of Company..........................................................      21
Independent Auditors.......................................................................      22
Selected Financial Data....................................................................      22
Management Discussion and Analysis of Financial Condition and Results of Operations........      24
     Results of Operations.................................................................      24
     Asset Portfolio Review................................................................      30
     Liquidity and Financial Resources.....................................................      32
Index to Financial Statements..............................................................    F-01

                             SBM CERTIFICATE COMPANY

      The Company, a Maryland corporation, is a registered face-amount certificate company under the Investment Company Act of 1940 (the "1940 Act"). The Company and its predecessors have been engaged in the issuance and servicing of face-amount certificates since 1914.

      The Company is a wholly-owned subsidiary of SBM Financial, LLC ("SBM Financial"), formerly named State Bond & Mortgage Company, L.L.C. ("State Bond"), a Maryland limited liability company. The Company's executive offices are located at 5101 River Road, Suite 101, Bethesda, Maryland 20816; its telephone number is 301-656-4200. The Company maintains an Administrative Office at 125 North Minnesota Street, New Ulm, MN 56073; its toll-free telephone number is 1-888-749-4353 or 1-800-965-4999. Unless otherwise indicated or required by the context, the terms "Company," "we," "us" or "ours," as used in this Prospectus, refer solely to SBM Certificate Company and do not include any of its affiliated companies.

      As a result of a change in control of 1st Atlantic Guaranty Corporation ("1st Atlantic"), a Maryland corporation, which occurred on December 5, 2003, the Company's ultimate parent company, which was 1st Atlantic, now is Geneva Capital Partners, LLC ("Geneva"), a Maryland limited liability company. SBM Financial is a wholly-owned subsidiary of Geneva, which is owned by Eric M. Westbury, the Company's Chairman of the Board and Chief Executive Officer. See "History" under "About SBM Certificate Company" and "Certain Significant Events" later in this Prospectus.

RISK FACTORS

      We are not a bank, broker-dealer or insurance company. The Certificates are not bank products, annuities or life insurance, and are not guaranteed or insured by any governmental agency or fund or private third party. We have not applied for or received a rating for the Certificates from any nationally recognized statistical rating organization. The Certificates are fixed-income securities that are backed solely by the assets of the Company, including reserves required by the 1940 Act.

RELATIONSHIP WITH SBM FINANCIAL

      Although we are an independent operating entity, we rely upon SBM Financial and its affiliates to provide us with management, marketing and administrative services, as well as office facilities and personnel, for the conduct of our business. See "Relationship with SBM Financial."

EFFECTS OF CHANGES IN INTEREST RATES AND LIQUIDITY RISKS

      Economic and market conditions and fluctuations in interest rates affect the market value of our investment portfolio, which consists primarily of government and corporate bonds, real estate, real estate mortgage notes and mortgage interests, and money market accounts. Although we seek to control this interest rate risk, the value of our investment portfolio may decrease during periods of sharp changes in interest rates. If we had to sell assets to meet liquidity needs at such a time, we could recognize losses on the sale of these assets. These losses could reduce our overall capital resources available to us to provide a source of funds for our operations.

      In addition, our operating expenses presently represent a relatively significant percentage of our investment portfolio. Although there is no assurance, this percentage is expected to be reduced with an increase in the Company's investment portfolio that would result from increases in the sales of certificates. As discussed under "Certain Recent Developments," we suspended sales of the Certificates on August 16, 2002. Certificate sales were resumed as of the date of this Prospectus.

      Our failure to increase our investment portfolio to generate adequate earnings to cover operating expenses may limit our ability to pay competitive interest rates and could prevent us from fully meeting our obligations under the Certificates. Historically, the Company has not defaulted on any payments due on Certificates.

WITHDRAWALS DURING A GUARANTEE PERIOD

      You may make withdrawals under a Certificate during any Guarantee Period. However, we assess a withdrawal charge when you withdraw some or all of your account value prior to the end of a Guarantee Period. We assess the withdrawal charge on the amount of the withdrawal. Your "account value" includes the amount you invest in a Certificate at the outset less any prior partial principal withdrawals (your "principal"), together with accrued interest at the full stated rate. The withdrawal charge will be deducted from your remaining account value or, in the case of a complete surrender, deducted from your account value. It is possible that you may receive less upon a withdrawal than the amount of your investment. See "Guarantee Periods and Maturity" and "Withdrawals" under "Description of Certificates," below.

      We assess the withdrawal charge largely because of the negative impact that early withdrawals of principal investments could have on our reserves and our ability to offer competitive interest rates to investors. The withdrawal charge also helps us cover part of our cost of marketing the Certificates under which withdrawals are made. You also may be subject to penalties if you withdraw amounts held in a Certificate from an IRA or other tax-qualified plan. Please consult your tax adviser.

INTEREST RATES FOR GUARANTEE PERIODS

      The initial interest rates applicable to the Certificates are payable for the initial three, five, seven and ten-year Guarantee Periods of the Series 503, Series 505, Series 507 and Series 510 Certificates, respectively. Although we intend to declare in advance interest rates above the 2.5% minimum rate for Certificate years beyond the initial Guarantee Period, we have no obligation to do so, nor do you have any obligation to continue your Certificate beyond the initial Guarantee Period.

                         DESCRIPTION OF THE CERTIFICATES

MINIMUM INVESTMENT

      The minimum amount you may invest is (a) $1,000 if you choose to have interest compounded or paid annually, or (b) $5,000 if you choose to have interest paid quarterly. The amount you invest in a Certificate is its face amount.

INTEREST RATES

      The Company declares the interest rates payable for the Guarantee Period of newly-issued Certificates and continued Certificates on the 1st and 15th day of each month. The interest rates declared will be applicable for the entire Guarantee Period. The Company intends to never declare an annual interest rate of less than 2.5%. To confirm the Company's current rates at any time, please contact the Company's Administrative Office by calling toll-free at 1-888-749-4353 or 1-800-965-4999 or visit our website at www.sbmcertificate.com.

      The interest rates applicable to your Certificate during its initial Guarantee Period will be the rates in effect on the date your application is received at the Company's Administrative Office.

      The prevailing interest rates available on interest-bearing instruments of a quality comparable to that of our Certificates are a primary consideration in deciding upon the interest rates declared by the Company. However, the Company has complete discretion as to what interest rates it declares for the Certificates. When a Certificate is outstanding, the interest rates in effect for the succeeding Guarantee Period will be the declared rates at the end of the Guarantee Period that is expiring. The interest rates upon continuance may be greater or lesser than the rates in effect for the expiring Guarantee Period. The certificate holder is under no obligation to continue a Certificate beyond the end of a Guarantee Period.

INTEREST PAYMENT OPTIONS

      You may choose to:

      o compound your interest annually and receive it at the end of a Guarantee Period, when the Certificate matures or when you make a withdrawal

      o     receive annual interest payments

      o     receive quarterly interest payments

      Your interest rates may be different depending on the interest payment option you choose. You may not change your interest payment option once your Certificate has been issued. Interest on the Certificates accrues monthly and compounds annually.

GUARANTEE PERIODS AND MATURITY

      At the end of a Guarantee Period, you will be entitled to receive the original amount you invested plus any unpaid interest that has accrued if you elect to receive interest payments annually or quarterly. If you elect to have interest compounded, you will be entitled to receive the amount originally invested plus interest. In all cases, the amount you receive will be reduced by the amount of any prior partial withdrawals or loans (see "Loans") from your account value and applicable withdrawal charges. You may partially or fully redeem your Certificate at the end of any Guarantee Period and incur no withdrawal charge. See "Withdrawals."

      The Company will notify you in writing at least fifteen days prior to the end of your Certificate's Guarantee Period. Unless you notify the Company in writing to the contrary, your Series 503 Certificate, Series 505 Certificate, Series 507 Certificate, or Series 510 Certificate, pursuant to its terms, automatically will continue for an additional three, five, seven or ten-year Guarantee Period, respectively. Your Series 503, Series 505, Series 507 and Series 510 Certificate may be extended for a total of nine, five, three and two additional periods, respectively, until the Maturity Date of the Certificate. The terms of your initial Certificate will continue in effect, except that as explained above under "Interest Rates," new interest rates may apply. You should contact the Company to determine whether a new interest rate will apply to your new Guarantee Period.

      Series 503, Series 505 and Series 510 Certificates mature 30 years after original issuance. Series 507 Certificates mature 28 years after original issuance. The date on which a Certificate matures is the Maturity Date of the Certificate.

WITHDRAWALS

      The Company will deduct a withdrawal charge if you withdraw any amount of your account value prior to the end of a Guarantee Period. In the case of a partial withdrawal, the charge will be deducted from your remaining account value, and in the case of a complete surrender of your Certificate, the withdrawal will be deducted from the amount withdrawn. Withdrawal charges are charged according to the following schedule:

Charge Based on Amount Withdrawn

Year of Guarantee Period                  1       2        3        4        5       6        7        8        9        10
-----------------------------------      ---     ---      ---      ---      ---     ---      ---      ---      ---      ----
Series 503.........................       6%      6%       5%
Series 505.........................       8%      8%       7%       6%       5%
Series 507.........................       9%      9%       9%       8%       7%      6%       5%
Series 510.........................      10%     10%      10%      10%      10%      9%       8%       7%       6%       5%

      The minimum amount you may withdraw is $1,000. The minimum amount remaining must be at least $1,000, if you chose to have interest compounded to maturity or paid annually, and at least $5,000 if you chose to have interest paid quarterly. The entire account value will be withdrawn if the amount otherwise remaining is less than the applicable minimum amount.

      The withdrawal charge does not apply to scheduled payments of interest. In addition, the charge does not apply if the withdrawal is made to meet expenses resulting from your death.

      You must submit a written request for withdrawal to the Company at its Administrative Office. The amount requested will be withdrawn first from accrued interest and then from principal. Withdrawal requests will be processed on the business day that they are received, and a check will be disbursed to you generally within seven business days.

      For mutual protection, a signature guarantee may be required if:

      (1)   you request a withdrawal of an amount in excess of $50,000,

      (2) you request that your withdrawal proceeds be disbursed to someone other than the registered owners,

      (3) you request that your withdrawal proceeds be disbursed to an address other than the address of record, a preauthorized bank account, or a preauthorized brokerage firm account,

      (4) withdrawal instructions are received from an agent, not the registered owners, or

      (5) we believe a signature guarantee would protect against potential claims based on the instructions received.

      A signature guarantee verifies the authenticity of your signature. You can obtain a signature guarantee from certain banks, brokers or other eligible guarantors. You should verify that the institution is an eligible guarantor prior to signing. A notarized signature is not sufficient.

LOANS

      You may borrow up to 50% of your account value for a term not to exceed five years, but not beyond the Maturity Date of your Certificate. Loans are subject to an annual interest charge of up to 6% of the amount withdrawn, but are not subject to the withdrawal charge. You will not earn interest on the amount borrowed. The Company will treat a loan that you do not repay as a permanent withdrawal. The Company will assess the withdrawal charge that would have applied at the date the loan was due but not repaid.

DEFERRED PAYMENT

      The Company reserves the right, prior to a Certificate's maturity, to defer any payment for up to thirty days. During any such period, interest will accrue on the deferred amount at not less than the minimum annual interest rate of 2.5%.

FEDERAL INCOME TAX TREATMENT

      Under Internal Revenue Service rules and regulations, certificate holders realize current income for tax purposes. Under these guidelines, you must report interest accrued on a Certificate as taxable ordinary income each year on a current basis. If you have elected to have interest compounded annually, you must recognize interest income for income tax purposes in the years in which it is accrued even though you won't receive the interest payment until the end of the Certificate's Guarantee Period or until the Certificate matures. The Company will report to you annually the amount of your income from the Certificate for tax purposes. Please consult your tax adviser for information about any tax consequences in your individual circumstances. If you hold your certificate in an IRA or other tax-qualified plan, your tax treatment will be different from that otherwise applicable.

      Pursuant to federal law, you must provide the Company with a correct taxpayer identification number. Generally, this number is your Social Security or employer identification number. Failure to provide such number may make it necessary for the Company to withhold a portion of any accrued interest.

TRANSFER OF OWNERSHIP

      You may transfer ownership of your Certificate by submitting a completed transfer request form to the Administrative Office. Please note that transfers of ownership from a tax-qualified plan may have adverse tax consequences. Please consult your tax adviser.

      You should sign the written transfer request exactly as the Certificate is registered. For transfers of $20,000 or more, your signature or signatures must be guaranteed by a national securities exchange, a member firm of a principal stock exchange, a registered securities association, a clearing agency, a bank or trust company, a savings association, a credit union, a broker or dealer, a municipal securities broker or dealer, or a government securities broker or dealer. Further documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.

                      RESERVES AND DEPOSITS WITH CUSTODIAN

      The Company accrues liabilities under its face-amount certificates for which it is required to maintain reserves in accordance with the 1940 Act. In general, the Company establishes its certificate liability monthly in an amount equal to the account value of its outstanding certificates less any withdrawal charges otherwise applicable at that date.

      The 1940 Act requires the Company to have capital stock in an amount not less than $250,000 and to keep on deposit, with a qualified custodian, certain kinds of investments having a value not less than the amount of its certificate reserves as calculated under the 1940 Act plus $250,000.

      Most of the Company's investments are on deposit pursuant to the terms of a custody agreement with U.S. Bank Trust N.A., a national banking association located in Minneapolis, Minnesota. The Company also maintains separate deposits as required by certain states. The custody agreement requires the Company to maintain investments on deposit with a value (calculated in accordance with the provisions of the 1940 Act) in excess of its reserves for outstanding certificate obligations. If the Company fails to make a required payment on a Certificate, the custodian is required, at the request of a certificate holder, to make the payment from its investments. The Company has received an order of the Securities and Exchange

Commission under provisions of the 1940 Act allowing its investments to be deposited with other qualified custodians.

                    USE OF PROCEEDS FROM SALE OF CERTIFICATES

      The Company backs the Certificates by investing money received from the sale of Certificates and keeping the invested assets on deposit. The Company's investments are diversified and of generally high quality. The composition and quality of its investments is subject to change from time to time at the Company's sole discretion, subject to requirements of the 1940 Act.

                                   INVESTMENTS

      Under provisions of the 1940 Act, we are permitted to invest our reserves only in assets that constitute "qualified investments" under the Insurance Code of the District of Columbia, and such other assets as the SEC may permit under the 1940 Act. Set out below is a summary of the types of investments in which we expect to invest, as well as a description of certain investment policies established by management and our Board of Directors.

TYPES OF INVESTMENTS

      We intend to invest our reserves, as well as the amount that we hold in excess of the reserves, primarily in the types of securities and other investments described below. Except as specifically noted, we may invest our reserves in such investments without limitation. In addition, except as specifically noted, the limitations described below apply only at the time of investment. The assets that we hold in excess of reserves are not subject to the limitations described below.

      U.S. Government Securities. We may invest in direct obligations of the U.S. Government ("U.S. Government securities"). These include bills (which have maturities of one year or less), notes (which have maturities of between 2 and 10 years), and bonds (which have maturities greater than 10 years) issued by the U.S. Treasury ("Treasury"). The market value of U.S. Government securities will fluctuate with changes in interest rate levels. Thus, if interest rates increase from the time the security was purchased, the market value of the security will decrease. Conversely, if interest rates decrease, the market value of the security will increase.

      U.S. Government Agency Securities. We may invest in securities issued by certain federal agencies that are (i) backed by the full faith and credit of the United States, (ii) guaranteed by the Treasury, (iii) or are supported by the agency's right to borrow from the Treasury. Issuing agencies may include, for example, the Government National Mortgage Association ("GNMA" or "Ginnie Mae"), Federal National Mortgage Association ("FNMA" or "Fannie Mae"), or Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"). Although their close relationship with the U.S. Government is believed to make them high-quality securities with minimal credit risks, the U.S. Government is not obligated by law to support either FNMA or FHLMC.

      Bank Obligations. We may invest in CDs, bankers' acceptances, and other short-term debt obligations of banks. CDs are short-term obligations that commercial banks issue for a specified period of time and at a specified interest rate. Banker's acceptances are time drafts drawn on a commercial bank by a borrower, usually in connection with international commercial transactions.

      Commercial Paper And Other Corporate Debt. We may invest in commercial paper issued by companies that meet the criteria for investment by life insurance companies under the laws of the District of Columbia ("qualified corporations"). Commercial paper consists of short-term unsecured promissory notes that qualified corporations issue to finance short-term credit needs. We also may invest in longer-term debt obligations of qualified corporations. We will not invest more than two percent of our reserves in any one issue of such obligations of any one qualified corporation. In addition, we do not intend to invest in any debt securities rated below investment grade by any nationally recognized statistical rating organization.

      Equipment Related Instruments. We may invest in equipment trust certificates and similar instruments (collectively, "equipment related instruments") that are secured by transportation equipment (e.g., railroad cars, trucks, and airplanes) that has been sold or leased to a common carrier. Equipment related instruments are a means of financing the acquisition of equipment. A trustee, such as a bank, holds the title to the equipment, collects purchase or lease payments from the purchaser, and, in turn, makes principal and interest payments to the instrument holders for a specified term. In case of default, the trustee is authorized to sell the equipment to protect the instrument holders. We will not invest more than two percent of our reserves in any one issue of an equipment-related instrument by any one qualified corporation.

      Municipal Securities. We may invest in various types of municipal securities, which are debt securities issued by a state, its political subdivisions, agencies, authorities, school districts, and other governmental instrumentalities for various public purposes, including, for example, the construction of public facilities, hospitals, highways, and schools. We will only invest in municipal securities that (i) represent direct and general obligations of the issuing governmental entity, or (ii) are payable from designated revenues pledged to the payment of the principal and interest on such securities.

      Preferred and Common Stock. We may invest in preferred and common stock of qualified corporations. Preferred stock has priority over common stock as to income and generally as to the assets of an issuer, but usually has limited voting rights. We may invest in the common stocks of qualified corporations whose debt and preferred stock, if any, also meet our criteria for investment. We will not invest more than one percent of our reserves in the preferred or common stock of any single qualified corporation.

      Real Estate and Investments Secured by Real Estate. We may invest directly in real estate or in investments secured by real estate such as mortgage notes. We generally will only purchase or hold real estate if it is income producing. We may, however, also receive real estate in satisfaction of debts owed to us, and may improve or develop any real estate that we acquire. We will not invest or agree to invest in real estate if such investment would cause us to: (i) invest more than two percent of our reserves in real estate or improvements thereon during any period of 12 consecutive months; (ii) invest or hold more than five percent of our reserves in real estate or improvements thereon for the purpose of producing income; or (iii) hold more than fifteen percent of our reserves in real estate. We may invest in notes or loans secured by a first lien on real estate, provided such note or loan does not exceed 80% of the fair market value of the real estate securing such note, or 97% of the fair market value of the real estate if acceptable private mortgage insurance has been obtained. These investments may include tax lien certificates issued by municipalities to satisfy delinquent tax bills on real estate. These certificates evidence the indebtedness of the property owner for the tax due, bear interest payable by the property owner and are secured by a first priority lien on the property on which the tax is owed. The greatest risk with these investments is the time and costs of a foreclosure process when amounts remain unpaid beyond the Company's aging policy. This risk is mitigated by the Company's first priority lien on the property on which the tax is owed, and the certificates being significantly over-collateralized by the underlying property.

INVESTMENT POLICIES

      The Company's management and Board of Directors have established the investment policies set out below. Changes, if any, in these policies may be made without Certificate owner approval.

      Borrowing. We may borrow money to a limited extent from banks (including the Company's custodian bank) as we deem necessary or appropriate to our business. We currently do not intend to borrow amounts equal to more than 25% of our total assets (including the amount borrowed). We will not buy securities on margin or sell securities short.

      Commodities. We do not currently intend to engage in the purchase or sale of commodities.

      Concentration. Except as noted below, we will not invest more than 25% of our assets in the securities of issuers in any one industry. The foregoing limitation does not apply to investments in U.S. Government and U.S. Government agency securities, nor to investments secured by real estate.

      Loans. In addition to real estate loans, described above, we may make loans of varying terms to financial institutions and individuals in amounts up to 85% of the value of the securities pledged as collateral for the loans at the time we make the loans. The securities pledged as collateral must be of a type in which we can invest.

      Portfolio Turnover. We will buy, sell, or hold our assets in the manner that we deem prudent, without regard to the impact on the turnover rate of our portfolio.

      Underwriting Securities. We do not intend to act as an underwriter of securities issued by other persons. We may, however, be deemed to be an underwriter when we purchase and later sell unregistered securities.

MANAGEMENT OF SECURITIES INVESTMENTS

      Subject to the oversight of the Board of Directors and its Investment Committee, the Company's management is responsible for selecting and managing the Company's securities investments to ensure that the Company has, in cash or qualified investments, as defined in Section 28(b) of the 1940 Act, assets having an aggregate value not less than that required by the 1940 Act. Qualified investments are defined as investments of a kind which life insurance companies are permitted to invest in or hold under provisions of the Insurance Code of the District of Columbia. Management also is responsible for placing orders for the purchase and sale of the Company's securities investments with brokers and dealers. The Company may in the future engage one or more investment advisers to assist the Company in the management of its investments.

REAL ESTATE LOAN PORTFOLIO

      Atlantic Capital Funding Corporation ("ACFC"), a 100% owned subsidiary of the Company, performs underwriting and closing services for the Company, which acquires mortgage notes through ACFC. ACFC is FHA approved and may originate and process real estate loans directly as well as offer its loan programs to outside mortgage brokers and bankers on a wholesale basis. In the latter case, outside brokers will originate and process loans and ACFC will underwrite and close the loans that meet its investment requirements. ACFC may enter into agreements with select outside mortgage brokers, bankers and mortgage loan servicing companies to service certain types of mortgages that may require special servicing treatment because of various factors, such as the unique features of the underlying real estate or the credit quality of the borrowers. In addition to acquiring mortgage loans through ACFC, we may acquire whole loans or loan pools from other mortgage companies, banks or mortgage brokers and through secondary mortgage markets.

YIELDS

      From time to time, the Company may quote current and historical yields on its Certificates in advertisements and in sales literature. The availability of the current yields quoted will depend on when you purchase your Certificate, interest payment method, and the Guarantee Period you select. Quotations of historical yields are not indicative of future yields. The Company also may compare its yield to those offered by competing products, such as CDs and Treasuries, as well as other fixed income securities.

                          HOW TO PURCHASE CERTIFICATES

      You may purchase Certificates through one of the methods described below. You must complete an application and submit it, along with payment at the time of purchase. THE COMPANY RESERVES THE RIGHT TO ACCEPT OR REJECT ANY APPLICATION AT ITS SOLE DISCRETION.

THROUGH THE COMPANY

      BY MAIL. You may purchase Certificates directly from the Company by mailing a completed application together with a check, to our Administrative Office. Your envelope should be addressed: SBM Certificate Company, 125 North Minnesota Street, New Ulm, MN 56073 or SBM Certificate Company, 5101 River Road, Suite 101, Bethesda, MD 20816.

      BY WIRE. You may also wire payments for Certificates from your financial institution to the Company's wire receiving bank account. Before wiring funds, please notify Client Services at 1-888-749-4353 or 1-800-965-4999 to advise the Company of your investment and to receive instructions as to how and where to wire your investment funds.

      The minimum amount you may wire is $1,000. Please remember to return your completed application to Client Services at the address above. A copy of the application must coincide with your wire funds that day. On the day you wire funds you may fax the copy of your application to the Company at 507-354-9548 or 301-656-4204. The original application must be delivered to the Company within three business days following the transaction to ensure the Effective Date of your Certificate. The Company may offer one or more other series of face-amount certificates in the future, or under other prospectuses of the Company. Various products may have different features including interest rates and withdrawal charges.

THROUGH AUTHORIZED SELLERS

      You may purchase Certificates through broker-dealers that have selling agreements with the Company. Broker-dealers will receive compensation based on the amount of the purchase payment for a Certificate. Please call Client Services at 1-888-749-4353 to find out if your broker-dealer is on the Company's list of authorized sellers. Any compensation to authorized sellers is paid from the Company's general fund, so that all of your money will be invested whether you purchase your Certificate directly from us or through an authorized seller.

AFFINITY GROUPS

      From time to time, the Company may seek to introduce Certificates to members of affinity groups, including service organizations, non-profit associations, and other types of membership organizations (collectively, "affinity groups") through various programs. Although affinity groups are not permitted to sell Certificates, they may provide the Company with mailing lists and other information to enhance the marketing of Certificates to their members. For their cooperation, the Company may compensate affinity groups in an amount that is mutually agreed upon. Please call Client Services at 1-888-749-4353 for further information.

INVESTMENT AMOUNTS

      For an explanation of the minimum and maximum investments in each type of Certificate, see "Description of the Certificates." Certain additional restrictions may apply if you use the Certificates to fund your Individual Retirement Account ("IRA") or other qualified retirement plan account.

CANCELING YOUR ORDER

      You can, without incurring a withdrawal charge or other penalty, cancel your investment in a Certificate within five business days after the date on which you purchased your Certificate. Simply call or write Client Services at the same telephone number or address as indicated above. You will not earn any interest on Certificates that you cancel under this provision. The Company will send a full refund check to you within 30 days of your cancellation request.

APPLICATION ACCEPTANCE

      All applications to purchase Certificates are subject to the Company's acceptance or rejection at its sole discretion. If your application to purchase a Certificate is accepted, you will receive a confirmation of such acceptance. You will also receive an annual statement reflecting all account activity. We do not issue paper certificates to evidence the purchase of Certificates. Instead, your Certificate purchase is registered with the Company in book registration form, thereby relieving you of the responsibility for the safekeeping of paper certificates and the need to deliver them to the Company upon redemption. Please refer to our Face-Amount Certificate Confirmation Statement, in addition to your application, for terms and conditions and detailed information about your Certificate. The date we accept your application at our Administration Office and have received cleared funds is the "Effective Date" of your Certificate.

                          ABOUT SBM CERTIFICATE COMPANY

HISTORY

      On July 19, 2000, State Bond completed the purchase of all of the outstanding common stock of SBM Certificate Company, a Minnesota corporation ("SBM MN"), from ARM Financial Group, Inc. ("ARM"), a Delaware corporation (the "Purchase"). State Bond effected the Purchase as assignee under a Stock Purchase Agreement, dated March 28, 2000, by and among 1st Atlantic, and ARM ("Stock Purchase Agreement"). 1st Atlantic became a 100% owned subsidiary of Geneva on December 5, 2003. 1st Atlantic also is a face-amount certificate company registered as such under the 1940 Act.

      As part of the Purchase transactions, SBM MN was merged into the Company. The Company was formed for purposes of redomestication from Minnesota to Maryland. The Company succeeded SBM MN, which was a registered face-amount certificate company, as the "registrant" in all filings made by SBM MN under the Securities Act of 1933 ("1933 Act"), Securities Exchange Act of 1934 (the "Exchange Act") and the 1940 Act. The Company's predecessors, including the predecessors of SBM-MN, have been engaged in the face-amount certificate business since 1914.

      On December 17, 2000, 1st Atlantic contributed its then 100% ownership of ACFC to the Company.

      On December 5, 2003, the controlling shareholder interest in 1st Atlantic was acquired by Geneva pursuant to a Stock Purchase Agreement, dated December 2, 2003, by and between Mark D. Taylor, Bankruptcy Trustee of the John Lawbaugh bankruptcy estate (the "Trustee") and Geneva. Pursuant to a reorganization effected through a stock distribution made on December 31, 2003, SBM Financial became a direct subsidiary of Geneva, and the Company is no longer a subsidiary of 1st Atlantic. See "Certain Significant Events" below.

BUSINESS

      We issue and service fixed rate face-amount certificates. A face-amount certificate is an obligation of the issuer to pay a face, or principal, amount, plus specified interest, to the holder of the certificate. Under the Certificates, the face amount may be paid at the end of a Certificate's Guarantee Period or at its Maturity Date. Lesser amounts are paid at such times if all or part of an investment in the Certificate is withdrawn prior to maturity or the end of any Guarantee Period. Interest, as described above, may be paid quarterly or annually, or may be compounded.

      We currently offer various series of single-payment investment Certificates. Our face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities. We may offer one or more other series of face-amount certificates in the future, or under other prospectuses of the Company.

      Our gross income is derived primarily from the margin between earnings on its investments and amounts paid or credited on its fixed rate certificate liability ("investment spread"). The investment spread is affected principally by general economic conditions, government monetary policy, the policies of regulatory authorities that influence market interest rates, and our ability to respond to changes in such rates. Changes in market interest rates may have a negative impact on its earnings. The Company's subsidiary, ACFC, originates and sells residential and commercial real estate loans. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors".

      SBM Financial provides us with management, marketing and various administrative services, as well as office facilities and personnel, pursuant to an Amended and Restated Administrative Services Agreement dated as of July 1, 2001, (the "Administrative Services Agreement") between the Company and its parent, SBM Financial. See "Relationship with SBM Financial and Certain Transactions."

COMPETITION

      Our face-amount certificate business competes in general with various types of individual savings products which offer a fixed rate of return on investors' money, including insurance, bank and thrift products, and other face-amount certificate issuers. Our ability to offer competitive interest rates, attractive terms, and efficient service are its primary basis for meeting competition.

CAPITAL STRUCTURE

      The Company has 10,000,000 shares of authorized common stock, $1 par value, of which 250,000 shares are currently issued and outstanding. SBM Financial owns all of the Company's issued and outstanding shares.

      We are restricted by law from issuing any securities other than face-amount certificates, common stock, and promissory notes or other instruments related to our borrowings.

REGULATION

      Like many financial service companies that offer investment opportunities to the public, the Company is subject to governmental regulation. In particular, the 1940 Act and rules issued by the SEC specify certain terms for face-amount certificates, the method for calculating reserve liabilities on outstanding certificates, the minimum amounts and types of investments to be deposited with a qualified custodian to support such reserve liabilities, and a variety of other restrictions. See "Description of the Certificates," "Reserves and Deposits with Custodian" and Note 20 of Notes to Consolidating Financial Statements of the Company.

DESCRIPTION OF PROPERTY

      The Company's executive offices (the "Corporate Offices") are located at 5101 River Road, Suite 101, Bethesda, Maryland. The main telephone number for the Corporate Offices is (301) 656-4200. The Corporate Offices are the primary location for SBM Financial's and the Company's executive management, administrative services, investment, accounting, corporate accounting, and marketing activities and other support personnel. These offices are leased by SBM Financial, which makes them available to the Company under the Administrative Services Agreement. We also maintain an administrative office at 125 Minnesota Street, New Ulm, Minnesota. This property is owned by the Company and has a carrying value of $121,679.

LEGAL PROCEEDINGS

      The Company is not a party to, nor is any of its property the subject of, any material pending legal proceedings, other than ordinary litigation routine to its business.

                        EXECUTIVE OFFICERS AND DIRECTORS

      Certain information about the Company's directors and officers, including their principal occupations for the past five years, is set out below. Members of the Board who are considered "interested persons" of the Company under the 1940 Act are indicated by an asterisk (*). Officers are appointed annually at the annual meeting of the Company's Board of Directors.

      Each of the directors named below became a director of the Company in May 2000, upon the organization of the Company, except that Eric M. Westbury became a director and Chairman of the Board on January 28, 2004.

                                     Positions with
Name and Age                           the Company             Principal Occupations During the Past Five Years
-------------------------------      ---------------       --------------------------------------------------------
Eric M. Westbury (40)*.........      Chairman of the       Chairman of the Board of Directors of the Company (since
                                     Board and             January 28, 2004); President and Chief Executive Officer, of
                                     President, Chief      the Company, (since August 2002,; President (since August
                                     Executive Officer     2000) and Executive Vice President (from November 1999 to
                                                           August 2000) of 1st Atlantic; prior to that, President and
                                                           Chief Operating Officer of The Washington Development Group
                                                           (private real estate development and management company), from
                                                           September 1997 through November 1999. Prior to that,
                                                           Vice-President, Market Executive (commercial and retail
                                                           banking) First Union National Bank, Washington, DC.

Iraline G. Barnes (56).........      Director              Director - Public Affairs Management, Duane Morris and
                                                           Associates; Special Counsel, Roseman & Colin (since 1999);
                                                           Prior to that, Senior Judge, District of Columbia Superior
                                                           Court; Prior to that, Vice President of Corporate Relations,
                                                           Potomac Electric Power Co.

Kumar Barve (45)...............      Director              Majority Leader (since January 2003) and Delegate to the
                                                           Maryland House of Delegates (since January 1991);
                                                           Accountant/Chief Financial Officer, Environmental Management
                                                           Services, Inc. (Hazardous Waste Disposal and Environmental
                                                           Consulting)

Nancy Hopkinson (62)...........      Director              Retired (since 1996); prior to that, Teacher and School
                                                           Administrator, Montgomery County Public Schools (Maryland)

Brian Murphy (60)*.............      Director              Partner, Griffin Farmer & Murphy LLP (law firm) and
                                                           predecessor law firms.

Marialice B. Williams(58) .....      Director              Special Counsel to the Office of Public Charter School
                                                           Financing and Support; President, Risk Mitigation Strategists,
                                                           LLC; serving as consultant to develop financial structuring for affordable supportive housing transactions for the DC
                                                           Department of Mental Health.

                                     Positions with
Name and Age                           the Company               Principal Occupations During the Past Five Years
-------------------------------      ---------------       --------------------------------------------------------------
Trey Stafford (30) ............      Chief Financial       Chief Financial Officer (since July 2001) of the Company; Vice
                                     and Accounting        President of Finance and Accounting, SBM Financial (since July
                                     Officer               2001); Secretary of Board of Directors, ACFC (since December
                                                           2001); Audit Manager/Senior, Reznick Fedder & Silverman, CPA's
                                                           (September 1997-July 2001); Staff Accountant, Charles E. Smith
                                                           Residential Realty, (September 1996-1997).


Dia H. Snowden (42) ...........      Secretary             Vice President of SBM Financial (since January 2004);
                                                           Secretary (since March 2002) of the Company; Client Services
                                                           Manager of the Company, (since July 2000); prior to that,
                                                           Corporate Administrator, The Washington Development Group,
                                                           Inc. (1996-1999) (private real estate development and
                                                           management company).

BOARD OF DIRECTORS

      The Board of Directors is responsible for the overall management of the Company's business. Directors are elected annually at the Company's annual meeting of shareholders. Each Director of the Company receives a $1,250 fee for each regular or special Board meeting he or she attends. A Director who is also an officer of the Company, however, receives no additional compensation for service as a Director of the Company. Directors also are reimbursed for their expenses incurred in attending any meeting of the Board. The Board generally meets quarterly.

AUDIT COMMITTEE

      The members of the Audit Committee consult with the Company's independent auditors and meet as a committee at least four times annually to discuss the scope and results of the annual audit of the Company and such other matters as required by law or as the Committee members deem appropriate or desirable. Iraline G. Barnes, Kumar Barve and Marialice B.Williams are members of the Audit Committee. Members of the Audit Committee receive a fee of $750 for each meeting and also receive a fee for time incurred related to Audit Committee duties outside of scheduled meetings. Such a fee is based on a predetermined hourly rate.

INVESTMENT COMMITTEE

      The Board of Directors has recently formed an Investment Committee whose members currently also are members of the Audit Committee. The Investment Committee is responsible for ongoing oversight of the Company's investment portfolio and its investment activities and practices, consistent with the requirements of the Insurance Code of the District of Columbia as applicable to face-amount certificate companies. The Investment Committee will meet with the Company's management periodically to review the Company's investment portfolio, activities and practices, and will receive reports from management on at least a quarterly basis. At this time members of the Investment Committee receive no compensation for their services in addition to their compensation as members of the Audit Committee.

            RELATIONSHIP WITH SBM FINANCIAL AND CERTAIN TRANSACTIONS

      Unless otherwise indicated by the context, the terms "Company," "we," "us," or "ours" in the sections "Relationship With SBM Financial and Certain Transactions," "Certain Significant Events," "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" refers to the consolidated entities of SBM, ACFC and SBM Securities I, LLC ("SBMS I").

      On December 5, 2003, the Acquisition by Geneva closed as described more fully in Note 1 to the Notes to the Consolidating Financial Statements. Geneva's sole member is SBM's President and Chief Executive Officer, Eric M. Westbury.

      SBM Financial provides the Company with administrative services pursuant to an Administrative Services Agreement. This agreement stipulates that SBM Financial shall provide certain administrative and support services for the Company. Services include use of SBM Financial's property and equipment, facilities and personnel needed for SBM-MD's daily operations. For providing such services, SBM Financial earns an annual fee from the Company calculated at either 1% of the Company's average certificate liability balances, or an amount not to exceed $2,500,000. The charge is determined monthly by SBM Financial and the Company's management based on the costs incurred by SBM Financial for such administrative and support services. During 2003, 2002 and 2001, a fee was charged totaling $1,029,800, $1,794,700 and $1,078,839, respectively.

      From time-to-time the Company makes dividend payments to SBM Financial, which, in turn, may make dividend payments to Geneva, SBM Financial's parent since December 5, 2003. There have been no dividends paid to Geneva since the Acquisition by Geneva. During 2001, the Company paid $579,934 of cash dividends to SBM Financial.

      On December 12, 2003, Geneva contributed as additional paid in capital a $500,000 interest in a real estate partnership and $1,000,000 cash to the Company. In addition, on December 31, 2003, Geneva contributed as additional paid in capital a $320,000 limited partner interest in a real estate partnership.

      On December 19, 2002, the Company made a mortgage loan in the amount of $88,638, with interest at the rate of 12.5% per annum, to James M. Barnes, husband of Iraline G. Barnes, a director of the Company. The loan, by its terms, matured on May 1, 2003, and remains outstanding. However, the Company has been advised by Mr. Barnes that he is in the process of seeking a refinancing of the mortgage note held by the Company.

      On September 30, 2001, SBM Financial contributed as additional paid in capital a mortgage note to the Company in the amount of $1,136,047. On June 30, 2002 SBM Financial contributed an additional mortgage note which totaled $639,227.

      On September 30, 2001, SBM Financial through its then sole member, 1st Atlantic, contributed as additional paid in capital to the Company a beneficial interest in a property consisting of land and building held for sale in the amount of $410,087. The basis in the property at the contribution date is the original cost basis of the shareholders of 1st Atlantic at the date of the original contribution to 1st Atlantic (September 30, 1998), increased for the expenditures made by 1st Atlantic and subsequently by the Company in connection with the investment in the property held for sale. As of December 31, 2001, the carrying amount of the property was $419,923. On December 31, 2002, this property was sold. See Note 12 to the Notes to Consolidating Financial Statements.

      The Company made a mortgage loan to a partnership in which an affiliate owned a 51% interest. As of December 31, 2001, the outstanding principal balance of the mortgage note was $378,950 and accrued interest totaled $59,104. In April 2002, the outstanding principal balance of the mortgage note and accrued interest was paid in full satisfaction on the receivable in the amount of $533,120.

      Related party receivable and related party payable represents certain advances made by the Company to its affiliated companies and advances the Company has received from its affiliated companies. Most advances relate to operational transactions. As of December 31, 2003 and 2002, related party receivables total $219,371 and $129,351 respectively. As of December 31, 2003 and 2002, related party payables total $49,130 and $117,925, respectively.

      A warehouse line of credit has been established between SBM and ACFC (See
Note 8 to the Notes to Consolidating Financial Statements).

                           CERTAIN SIGNIFICANT EVENTS

      In 2002, certain facts came to the attention of members of management of the Company concerning a number of transactions (the "Questioned Transactions") that involved the Company and its former Chairman of the Board, Chief Executive officer and majority stockholder, John Lawbaugh. The Questioned Transactions raised concerns that Mr. Lawbaugh failed to comply with provisions of the 1940 Act prohibiting transactions with affiliated persons of registered investment companies, caused the Company to fail to comply with disclosure requirements of the 1933 Act, caused the Company to improperly report asset balances, and diverted, or attempted to divert, cash assets of the Company totaling $1,768,917 to himself directly or indirectly during 2000, 2001 and 2002. Of the cash assets diverted by Mr. Lawbaugh, $900,000 was recovered by the Company in 2002 shortly after discovery of its attempted diversion. As a result of the Questioned Transactions, on August 16, 2002, the Company's Board of Directors removed Mr. Lawbaugh from his position as Chairman of the Board and Chief Executive Officer and suspended his authority to act for or bind the Company with respect to any transactions. The Board also authorized an investigation into the Questioned Transactions by members of management, who were assisted by the Company's independent auditors and counsel, with oversight by a Special Committee of the Board. In addition, the Company suspended the sale of its face-amount certificates on August 16, 2002 and did not resume sales until the date of this prospectus. See Note 14 and Note 15 of the Notes to the Consolidating Financial Statements for more detailed information regarding the Questioned Transactions and their impact on the Company.

      On November 12, 2002, Mr. Lawbaugh resigned from the Board of Directors of the Company and on November 14, 2002, entered into an Escrow Agreement ("Escrow Agreement"). The Escrow Agreement placed Mr. Lawbaugh's 7,500,000 shares of 1st Atlantic capital stock ("the Shares"), representing majority ownership of 1st Atlantic, into escrow and transferred his voting rights to 1st Atlantic's Board of Directors. As provided in the Escrow Agreement, Mr. Lawbaugh and, later, the Company, undertook efforts to find a buyer for the Shares, which represented indirect control of the Company.

CHANGE IN CONTROL OF COMPANY

      On May 29, 2003, Mr. Lawbaugh filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland. On November 7, 2003, 1st Atlantic, Geneva, the Trustee and certain creditors of Mr. Lawbaugh's bankruptcy estate agreed to a settlement proposal and on December 5, 2003, the sale of the Shares closed pursuant to the terms of a Stock Purchase Agreement by and between the Trustee and Geneva dated December 2, 2003. The Trustee sold the Shares to Geneva for $2,532,981 (the "Acquisition"), which was distributed to 1st Atlantic and the Company in the amounts of $1,175,955 and $1,357,206, respectively, to repay the amounts ultimately determined to be due from Mr. Lawbaugh. In addition, Geneva contributed $3,200,000 as additional paid-in capital to 1st Atlantic to resolve certain concerns of the SEC regarding 1st Atlantic's compliance with the reserve requirements of Section 28 of the 1940 Act. Further, SBM Financial issued debt instruments secured by the common stock of the Company totaling $1,616,772 to certain creditors of the Estate. The debt matures ten years from the date of issuance and has principal and interest payments due semi-annually with interest accruing at the rate of 1.5% per annum. A total of $125,000 was also paid by Geneva to the Trustee and certain other creditors of the Estate. Immediately after closing, Geneva made a additional contributions to the Company of $1,000,000 cash and partnership interests in two separate real estate investment funds totaling $820,000. These contributions were treated as additional paid-in capital.

      See Note 1, Note 14 and Note 15 of the Notes to the Consolidating Financial Statements for further disclosure regarding the Questioned Transactions, the sale of the Shares to Geneva, and certain related matters. Mr. Lawbaugh is no longer associated with the Company or any of its affiliated companies in any capacity.

                              INDEPENDENT AUDITORS

The Company's financial statements included herein at December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, have been audited by Reznick Fedder & Silverman, as set forth in their audit report included in this prospectus. These financial statements are included in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

                             SELECTED FINANCIAL DATA

                                                                              YEAR ENDED DECEMBER 31
                                                           ------------------------------------------------------------
                                                           2003          2002          2001          2000          1999
                                                           ----          ----          ----          ----          ----
                                                                      (in thousands, except per share data)
STATEMENT OF OPERATIONS DATA
Total investment income                                    2,766         2,439         1,615         1,618         2,292
Interest credited on certificate reserves                 (2,425)       (1,349)       (1,173)       (1,523)       (1,615)
Net investment spread                                        341         1,090           442            95           677
Total investment and other expenses                       (2,157)       (2,951)       (1,973)         (528)         (376)
Net investment income (loss) before taxes and gains       (1,816)       (1,861)       (1,531)          188           409
Net realized investment gains (losses)                       448           473            69          (429)         (373)
Net investment income (loss) before taxes                 (1,368)       (1,388)       (1,462)         (241)           36
Net other operating income (loss)                           (281)          118           (38)           --            --
Net investment and other operating income (losses)        (1,649)       (1,270)       (1,500)          188           409
Federal income tax (expense) benefit                         (15)           --           288           621           102
Net operating income (loss)                               (1,664)       (1,270)       (1,212)         (241)           36
Non-operating expense                                       (141)         (406)         (470)         (342)           --
Net income (loss)                                         (1,805)       (1,676)       (1,682)         (583)           36
Earnings (loss) per share*                                 (7.22)        (6.70)        (6.73)        (2.33)         0.14

BALANCE SHEET DATA (END OF PERIOD)
Total assets                                              51,172        35,115        23,881        21,967        34,285
Total liabilities                                         42,731        38,696        24,152        21,527        30,117
Shareholder's equity (deficit)                             8,441        (3,581)         (271)          440         4,168

----------
*     Earnings (loss) per share based on 250,000 shares issued and outstanding.

Proforma Financial Information Related to the Change of Control

The Acquisition disclosed in "Certain Significant Events" was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") 141, "Accounting for Business Combinations." Certain items within the financial statements had a material change due to the Acquisition. The following proforma consolidated balance sheet reflects the impact of the Acquisition on the financial statements of the
Company:

                    SBM Certificate Company and Subsidiaries
                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                         Pre-Acquisition      Acquisition       Post-Acquisition
                                                        December 5, 2003         Entries        December 5, 2003
                                                        ----------------         -------        ----------------
Qualified assets
  Cash and investments
    Available-for-sale securities                          $  6,665,571            42,427    1     $ 6,707,998
    Mortgage notes held for sale                              7,587,230            44,959    1       7,632,189
    Mortgage notes held for investment                        7,700,738            94,467    1       7,795,205
    Investment in real estate partnerships                    7,903,001                --            7,903,001
    Real estate tax lien certificates                           602,609                --              602,609
    Real estate owned                                         2,760,509          (475,000)   1       2,285,509
    Residual mortgage certificate                             2,660,409            24,796    1       2,685,205
    Certificate loans                                            68,575                --               68,575
    Cash and cash equivalents                                   600,654         1,357,026    2       1,957,680
                                                           ------------        ----------          -----------
      Total cash and investments                             36,549,296         1,088,675           37,637,971
                                                           ------------        ----------          -----------
    Dividends and interest receivable                           318,297                --              318,297
                                                           ------------        ----------          -----------
      Total qualified assets                                 36,867,593         1,088,675           37,956,268
Other assets
  Related party receivable                                      254,385            (4,989)   1         249,396
  Fixed assets, net                                             198,684                --              198,684
  Goodwill and intangible assets                                591,463          (591,463)   1
                                                                                3,636,030    1
                                                                                7,045,080    3       10,681,110
  Deferred acquisition costs, net                               442,308          (442,308)   1              --
  Due from shareholder                                        1,359,573            (2,547)   1
                                                                               (1,357,026)   2              --
  Allowance - due from shareholder                           (1,359,573)        1,359,573    1              --
  Other assets                                                  164,360                --              164,360
                                                           ------------        ----------          -----------
      Total assets                                         $ 38,518,793        10,731,025          $49,249,818
                                                           ============        ==========          ===========
Liabilities
  Certificate liability                                    $ 33,788,203         2,008,015    1     $35,796,218
  Warehouse line of credit                                    2,068,000                              2,068,000
  Deferred revenue                                            1,295,890        (1,295,890)   1              --
  Subscription and note payable                               3,902,802                              3,902,802
  Accounts payable and other liabilities                        419,634                                419,634
  Related party payable                                          18,084                                 18,084
                                                           ------------        ----------          -----------
      Total liabilities                                      41,492,613           712,125           42,204,738
                                                           ------------        ----------          -----------
Shareholder's equity
  Common stock, $1 par value; 10,000,000 shares
    authorized; 250,000 shares issued and outstanding           250,000          (250,000)   1
                                                                                  250,000    3         250,000
  Additional paid-in capital                                  3,861,818        (3,861,818)   1
                                                                                6,795,080    3       6,795,080
  Accumulated comprehensive loss, net of taxes                 (246,339)          246,339    1              --
  Accumulated deficit                                        (6,839,299)        6,839,299    1              --
                                                           ------------        ----------          -----------
      Total shareholder's equity                             (2,973,820)       10,018,900            7,045,080
                                                           ------------        ----------          -----------
      Total liabilities and shareholder's equity           $ 38,518,793        10,731,025          $49,249,818
                                                           ============        ==========          ===========

1 - Adjust assets and liabilities to fair value in accordance with SFAS 141

2 - Record receipt of cash for repayment of due from shareholder

3 - To push down unallocated purchase price to reporting unit of value, SBM, in accordance with SFAS 141

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

GENERAL

      SBM's predecessor, SBN MN, was incorporated in June 1990 to assume the face-amount certificate business of SBM Company, which began in 1914. ARM purchased most of the assets of SBM Company in June 1995 and continued the issuance of face-amount certificates through SBM MN, then a wholly-owned subsidiary of ARM. As a result of the Purchase on July 19, 2000, SBM assumed the obligations of SBM MN's outstanding face-amount certificates. On December 5, 2003 a change of control of ownership of 1st Atlantic occurred as disclosed in "Certain Significant Events." As of the Acquisition date, SBM Financial, the parent company of SBM, was a 100% owned subsidiary of 1st Atlantic. Effective December 31, 2003, Geneva became the sole member of SBM Financial through a dividend by 1st Atlantic to Geneva of the 100% ownership interest of SBM Financial. 1st Atlantic was previously the sole member of SBM Financial and its subsidiaries.

      SBM issues and services fixed rate face-amount certificates and provides related services to holders of the certificates. ACFC performs mortgage lender and mortgage broker activities and SBMS I is an entity newly formed for the purpose of issuing privately placed investment notes to accredited investors. SBMS I has yet to issue any investment notes or generate any revenue.

      The Questioned Transactions involving John J. Lawbaugh, referred to in "Certain Significant Events," that are more fully described in Note 14 and Note 15 of the Notes to Consolidating Financial Statements have had a materially adverse impact upon the Company's financial condition, operations and ability to carry on the sale of its face-amount certificates, which were suspended on August 16, 2002.

Financial Condition, Changes in Financial Condition and Results Of Operations

2003 compared with 2002

      During 2003, total assets increased $16.1 million from $35.1 million in 2002 to $51.2 million in 2003, while certificate liability increased $2.8 million from $33.2 million in 2002 to $36.0 million in 2003. As of December 31, 2003, subscription and notes payable totaling $4.9 million were outstanding. The increase in total assets during 2003 was mainly from cash and other assets received by us from the Acquisition and the goodwill that resulted from the Acquisition. Cash of $1,357,026 as repayment of the due from shareholder was received in connection with the Acquisition. In addition, cash of $1,000,000 and non-cash assets of $820,000 were received as additional paid in capital, which occurred after the Acquisition as described in Note 1 to the Notes to the Consolidating Financial Statements.

      Goodwill with a carrying value of $9,032,609 as of December 31, 2003 resulted from the Acquisition. Goodwill was due to the fair value of the purchase price being greater than the net assets acquired. The purchase price was comprised of the following components, which are detailed by the consideration's cost and fair value:

Description                                           Cost         Fair Value
------------------                                 ----------      ----------
Cash for purchase of shares                        $2,532,981      $2,532,981
Required 1940 Act reserve contribution (cash)       3,200,000       3,200,000
Debt issued by SBM Financial                        1,616,772         781,414
Legal costs to creditors of Estate                    125,000         125,000
                                                   ----------      ----------

Total consideration                                $7,474,753      $6,639,395
                                                   ----------      ----------

      The fair value of the purchase price of $7,474,753 is less than the cost of the purchase price of $6,639,395 due to the notes issued by SBM Financial totaling $1,616,772 having a fair value of $781,414. The fair value of the notes is less than the cost due to the risk associated with the notes and the low stated interest rate on the debt (1.5%). Since the notes are secured by the common stock of SBM and will possibly be repaid from excess cash flow from the operations of SBM, there is significant risk to the holder of these notes. This risk, coupled with an interest rate that does not compensate for such risk, would cause the fair value of the notes to be at a discount from their face value. Net liabilities assumed through the Acquisition, including 1st Atlantic and its subsidiaries, was $4,041,715, resulting in a purchase price in excess of net liabilities assumed of $10,681,110. Of this amount, $1,648,501 was assigned to intangible assets and $9,032,609 was assigned to goodwill.

      The increase in certificate liability of $2,753,596 is primarily due to the change in the estimate for early surrender of the liability following the Acquisition. This change in the estimate resulted in an increase of certificate liability at the Acquisition date of $2,008,015. The new estimate of certificate liability is the account value less an estimate for early surrender charges based on our history with regards to early surrender charges, which we estimate to be approximately 4% of outstanding certificates will have early withdrawal charges applied. We previously estimated that 100% of outstanding certificates would have early withdrawal charges. The change in estimate is a result of our operating history.

      During 2003, qualified assets increased $1.3 million. The increase was a result of the $2,357,026 of cash and $820,000 of non-cash assets received at the time of Acquisition and thereafter. This increase in qualified assets was decreased by operating losses of $1,805,032 for the year ended December 31, 2003. Certificate reserve deposits required by the 1940 Act increased $1,501,779 in 2003 due to interest credited on the certificate reserve liability.

      Our earnings are derived primarily from net investment income and net other operating income. Net investment income is income earned from invested assets less investment and other expenses and interest credited on thecertificate reserve liability. Net other operating income is income earned from the origination of loans in the mortgage lender/broker business less operating expenses. Changes in net investment income are largely due to changes in the rate of return on investments. Changes in net other operating income is attributable to changes in the volume and pricing of loans originated.

      We had a net loss of $1,805,032 and $1,676,316 for the years ended December 31, 2003 and 2002, respectively. The net loss for the years ended December 31, 2003 and 2002, stemmed mainly from the net investment loss before income tax of $1,367,253 and $1,388,507, respectively. The net other operating loss before income taxes of $281,197 and reserve for losses - shareholder receivable of $141,392 for the year ended December 31, 2003 also attributed to the net loss for 2003. The reserve for losses - shareholder receivable of $405,963 for the year ended December 31, 2002 added further to the net loss for 2002. See "Certain Significant Events" and Note 14 and Note 15 of the Notes to the Consolidating Financial Statements for further description of the reserve for losses - shareholder receivable. The net investment loss before income taxes for 2003 and 2002 was due to the combination of investment and other expenses and interest credited on certificate liability exceeding the income generated from the investment portfolio. During 2003 and 2002, we held several non-revenue producing assets, which had a negative impact on the income generated from the investment portfolio. However, the primary reason for the net losses was the income generated from the investment portfolio was not sufficient to cover the certificate interest costs and the fixed operational costs related to the administrative services fee and legal and accounting fees. When sales resume and the investment portfolio increases, the fixed operational costs will have less of a negative impact on SBM as there would be a larger portfolio of assets generating income to cover the fixed costs. We do not expect a significant increase in fixed costs as the investment portfolio increases.

      Investment income (excluding realized investment gains and losses) in 2003 was $2,765,689 compared to investment income of $2,438,503 for 2002. Total investment income plus realized gains for 2003 and 2002 was $3,213,775 and $2,911,224, respectively. Investment income plus realized investment gains represents annualized investment yields of 10.17% and 10.69% on average cash and investments of $31.6 million and $27.2 million for 2003 and 2002, respectively. The increase in investment income is attributable to an increase in cash and investments being held by the Company. The increase in average qualified assets in 2003 was the result of the increased assets from the sale of face-amount certificates in 2002, which were maintained throughout 2003.

      Net investment spread, which is the difference between investment income and interest credited on certificate liability, was $341,228 for 2003 compared to $1,089,179 in 2002. On an annualized yield basis, these amounts reflect net investment spread for 2003 and 2002 of 0.99% and 3.82%, respectively.

      Interest credited on certificate liability for 2003 and 2002 was $2,424,461 and $1,349,324, respectively. These amounts represent annualized average rates of interest credited of 7.01% and 4.73% on average certificate liability of $34.6 million and $28.5 million for 2003 and 2002, respectively. We monitor credited interest rates for new and renewal issues against competitive products, such as bank certificates of deposit. Credited interest rate adjustments (up or down) on new face-amount certificates are made periodically by SBM. In addition, during 2002 there were surrender charges recognized on 100% sales of new face-amount certificates that reduced interest credited on certificate liability for 2002.

      Investment and other expenses were $2,156,567 and $2,950,407 for 2003 and 2002, respectively. The decrease in investment and other expenses was mainly the result of a decrease in advertising expense and a decrease in the administrative services fee to SBM's parent, SBM Financial. Legal and accounting fees increased from 2002 to 2003 as did other expenses. There were no advertising expenses in 2003 as compared to $361,739 for 2002. The decrease in advertising expense in 2003 was due to the halting of advertising as certificate sales were suspended. The administrative services fee for the year ended December 31, 2003 and 2002 was $1,029,800 and $1,794,700, respectively. The decrease in the administrative services fee of $715,861 was due to SBM Financial lowering its operational costs, which are funded through the administrative services fee. Legal and accounting fees for 2003 and 2002 were $553,747 and $371,090, respectively. The increase in legal and accounting fees was due to legal and accounting costs related to the Questioned Transactions being charged to due from shareholder during 2002. In 2003 legal and accounting costs were charged to due from shareholder until Mr. Lawbaugh filed for bankruptcy on May 29, 2003. After the bankruptcy filing, any legal and accounting costs could not be charged to Mr. Lawbaugh under Bankruptcy Law. Other expenses for 2003 and 2002 were $378,450 and $231,880, respectively. The increase in other expenses was attributable to higher insurance costs and trail commissions paid to brokers. An increase in directors' fees as a result of more Board meetings related to the Questioned Transactions and the Acquisition by Geneva added further to the increase in other expenses.

      Net other operating income (loss) before income tax for the years ended December 31, 2003 and 2002, was ($281,197) and $118,154, respectively. This consists of the mortgage lender/broker operations of ACFC. For the years ended December 31, 2003 and 2002, other operating income was $2,738,902 and $2,261,801, respectively. This income is derived from loan origination fees, gain on sale to investor and other processing and underwriting loan fees relating to originating and brokering loans. The increase in other operating income for 2003 as compared to 2002 was due to an increase in the volume of loans originated. The first seven months of 2003 resulted in a higher volume of loan originations from the same period in 2002. This increased loan origination volume in 2003 was due to a low interest rate environment resulting in a high volume of mortgage refinances. ACFC experienced a sharp decline in loan origination volume in the last five months of 2003 as compared to the first seven months of 2003. This was the result of an increase in market interest rates, as well as, the management of the mortgage operations was restructured, which resulted in a significant reduction of loan sales staff. Both of these events had a material negative impact on the financial results of ACFC in the last five months of 2003, causing the net loss for 2003. By early 2004, ACFC had replaced a significant portion of the loan sales staff that was lost in 2003 and intends to continue increasing the sales staff throughout 2004 to increase revenues. For the years ended December 31, 2003 and 2002, other operating expenses were $3,020,099 and $2,143,647, respectively. These expenses consist of salaries and commissions paid in relation to originating and brokering loans and other costs in operating the mortgage company. The increase in other operating expenses for 2003 as compared to 2002, was mainly due to higher commissions paid on the increased revenues generated and higher interest expense from an increase in the use of the warehouse line of credit.

      Realized investment gains were $448,086 and $472,721 for 2003 and 2002, respectively. The realized investment gains for 2003 were the result of a gain of $828,503 recognized from the sale of property (see Note 12 to the Notes to the Consolidating Financial Statements), loss on the sale of a loan of $20,474 and losses of $359,943 from the sale of available for sale securities. The realized investment gains of $472,721 for 2002 was due to the sale of certain available-for-sale securities, which had significant increases in their market value from their amortized cost. Realized investment gains and losses are primarily interest-rate related and attributable to our asset/liability management strategies. We invest in a mixture of investments ranging from fixed maturity securities, equity securities, mortgage notes, real estate, and real estate tax lien certificates. The objective of each investment is to provide reasonable returns while limiting liquidity and credit risks.

      In the event that SBM experiences higher than historical levels of certificate surrenders, SBM might need to liquidate investments other than in accordance with its normal asset/liability management strategy and, as a result, SBM could experience substantial realized investment losses.

      For the year ended December 31, 2003 and 2002, reserve for losses - shareholder receivable was $141,392 and $405,963, respectively. See "Certain Significant Events" and Note 14 of the Notes to Consolidating Financial Statements for further descriptions of this item.

2002 compared with 2001

      During 2002, total assets increased $11.2 million from $23.9 million in 2001 to $35.1 million in 2002, while certificate liability increased $9.4 million from $23.8 million in 2001 to $33.2 million in 2002. The increase in total assets and certificate liability is primarily due to certificate sales exceeding certificate maturities, redemptions and early surrenders.

      Our earnings are derived primarily from net investment income and net other operating income. Net investment income is income earned from invested assets less investment and other expenses and interest credited on certificate reserve liability. Net other operating income is income earned from the origination of loans in the mortgage lender/broker business less operating expenses. Changes in net investment income are largely due to changes in the rate of return on investments. Changes in net other operating income is attributable to changes in the volume and pricing of loans originated.

      We had a net loss of $1,676,316 and $1,681,812 for the years ended December 31, 2002 and 2001, respectively. The net loss for the years ended December 31, 2002 and 2001, stemmed mainly from the net investment loss before income tax of $1,388,507 and $1,462,053, respectively, and the reserve for losses - shareholder receivable of $405,963 and $469,982, respectively. See "Certain Significant Events" and Note 14 and Note 15 of the Notes to the Consolidating Financial Statements for further description of the reserve for losses - shareholder receivable. The net investment loss before income tax for 2002 and 2001 was due mainly to the combination of investment and other expenses and interest credited on certificate liability exceeding the income generated from the investment portfolio. During 2002 and 2001, we held several non-revenue producing assets, which had a negative impact on the income generated from the investment portfolio. In addition, high operational costs related to the administrative services fee, legal fees and advertising resulted in an operating loss. The reserve for losses - shareholder receivable contributed further to the net loss for the years ended December 31, 2002 and 2001.

      Investment income (excluding realized investment gains and losses) in 2002 was $2,438,503 compared to investment income of $1,615,128 for 2001. Total investment income plus realized gains for 2002 and 2001 was $2,911,224 and $1,683,825, respectively. Investment income plus realized investment gains represents annualized investment yields of 10.69% and 7.90% on average cash and investments of $27.2 million and $21.3 million for 2002 and 2001, respectively. The increase in investment income is attributable to an increase in cash and investments being held by us and an increase in the yield of the investment portfolio. The increase in investment portfolio yield was primarily due to realized gains totaling $472,721 resulting from the sale of available-for-sale securities.

      Net investment spread, which is the difference between investment income and interest credited on certificate liability, was $1,089,179 for 2002 compared to $442,576 in 2001. On an annualized yield basis, these amounts reflect net investment spread for 2002 and 2001 of 3.82% and 1.98%, respectively.

      Interest credited on certificate liability for 2002 and 2001 was $1,349,324 and $1,172,552, respectively. These amounts represent annualized average rates of interest credited of 4.73% and 5.24% on average certificate liability of $28.5 million and $22.4 million for 2002 and 2001, respectively. The Company monitors credited interest rates for new and renewal issues against competitive products, such as bank certificates of deposit. Credited interest rate adjustments (up or down) on new face-amount certificates are made by SBM periodically. In addition, there are surrender charges on new face-amount certificates resulting in the overall decrease in the average crediting rate.

      Investment and other expenses were $2,950,407 and $1,973,326 for 2002 and 2001, respectively. The increase in investment and other expenses was the result of an increase in the administrative services fee to SBM's parent, SBM Financial, and an increase in other operating expenses. The increase in the administrative services fee was due to the payment of the fee to SBM Financial in 2002 being classified solely as an administrative services fee, whereas, in 2001, the payment to SBM Financial was in the form of both an administrative services fee totaling $1,078,839 and dividends of $579,934. Total dividends paid plus the administrative services fee in 2002 and 2001 was $1,794,700 and $1,658,773, respectively. Investment and other expenses were further increased by higher advertising costs for the year ended December 31, 2002, as compared to the year ended December 31, 2001. Advertising expense for the year ended December 31, 2002 was $361,739 as compared to $93,422 for the year ended December 31, 2001. The increase in advertising expense in 2002 was due to SBM's advertising campaign associated with its retail sales division.

      Net other operating income (loss) before income tax for the years ended December 31, 2002 and 2001, was $118,154 and ($38,041), respectively. This consists of the mortgage lender/broker operations of ACFC. For the years ended December 31, 2002 and 2001, other operating income was $2,261,801 and $897,267, respectively. This income is derived from loan origination fees, gain on sale to investor and other processing and underwriting loan fees relating to originating and brokering loans. The increase in other operating income for the year ended December 31, 2002 as compared to the year ended December 31, 2001 was due to an increase in the volume of loans originated. For the years ended December 31, 2002 and 2001, other operating expenses were $2,143,647 and $935,808, respectively. These expenses consist of salaries and commissions paid in relation to originating and brokering loans and other costs in operating the mortgage company. The increase in other operating expenses for the year ended December 31, 2002 as compared to the year ended December 31, 2001, was mainly due to higher commissions paid on the increased revenues generated.

      Realized investment gains were $472,721 and $68,697 for 2002 and 2001, respectively. The increase in realized investment gains was due to the sale of certain available-for-sale securities, which had significant increases in their market value over their amortized cost. Realized investment gains and losses are primarily interest-rate related and attributable to our asset/liability management strategies. We invest in a mixture of investments ranging from fixed maturity securities, equity securities, mortgage notes, real estate, and real estate tax lien certificates. The objective of each investment is to provide reasonable returns while limiting liquidity and credit risks.

      In the event that SBM experiences higher than historical levels of certificate surrenders, SBM might need to liquidate investments other than in accordance with its normal asset/liability management strategy and, as a result, SBM could experience substantial realized investment losses.

      For the year ended December 31, 2002 and 2001, reserve for losses - shareholder receivable was $405,963 and $469,982, respectively. See "Certain Significant Events" and Note 14 of the Notes to Consolidating Financial Statements for further descriptions of this item.

Asset Portfolio Review

      We invest our assets in accordance with the provisions of the 1940 Act, which permits the investment of reserves only in cash or "qualified investments." Qualified investments are investments of a kind which life insurance companies may hold under the Insurance Code of the District of Columbia as amended in 2003, and other such assets as the SEC may permit under the 1940 Act. Our investment policy is to invest reserves in a variety of investments that diversify risk, provide a reasonable return on investment and allow for liquidity consistent with our cash requirements. We have various investment types as of December 31, 2003, which include fixed maturity securities, equity securities, mortgage notes, real estate, real estate partnerships, a residual mortgage certificate and real estate tax lien certificates. We monitor our short-term liquidity needs to ensure that cash flow from investments allows for the payment of all of our obligations due, including expected cash outflow to certificate holders, with the goal of maintaining an adequate level of liquidity for maturing face-amount certificates. In addition, the investment strategy also is designed to provide protection of the investment portfolio from adverse changes in interest rates.

      Our investments in available-for-sale securities totaled $6,900,227 at December 31, 2003, 20.51% of the investment portfolio (28.44% at December 31,
2002). Available-for-sale securities consist of fixed maturity securities and equity securities. Fixed maturity securities consist of US Treasuries, municipal bonds, mortgage-backed securities, corporate debt and closed-end mutual funds. As of December 31, 2003, the Company held one fixed maturity security that had defaulted on interest payments. The market value of available-for-sale securities fluctuates with changing economic conditions. Fixed maturity securities are influenced greatly by market interest rates. Corporate debt market value is effected by market interest rates and is also weighed by the performance of the company that issues the debt. Upgrades or downgrades in the rating of a corporate bond will increase or decrease the market value of such investment. Our investments in equity securities are subject to market risk and fluctuations in the market value of the securities. Fluctuations in market value of equity securities affect the yield on the investment and could result in a reduction in the principal amount invested in the security. We take into account the current and expected future market environment in evaluating investment risk and investment yields.

      Based on the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," we classify our fixed maturity and equity securities as available-for-sale. Such securities are carried at fair value and changes in fair value, net of deferred income taxes, are charged or credited directly to shareholder's equity. During 2003, the fair value of available-for-sale securities increased by $2,252,250. Due to the Acquisition, the market value of the available for sale securities at the Acquisition date, December 5, 2003, is now the cost basis of the securities. Any changes in market value subsequent to the Acquisition date are adjusted to the carrying value of the security with a corresponding charge to unrealized gains (losses). Unrealized gain (loss), net of tax at December 31, 2003 and 2002 was $194,902 and ($2,055,348), respectively. Volatility in reported shareholder's equity occurs as a result of the application of SFAS No. 115, which requires some assets to be carried at fair value while other assets and all liabilities are carried at historical values. As a result, adjusting the shareholder's equity for changes in the fair value of our available-for-sale securities without reflecting offsetting changes in the value of our liabilities or other assets creates volatility in reported shareholder's equity but does not reflect the underlying economics of the Company's business.

      Our investments in residential and commercial real estate mortgage notes receivable totaled $15,991,009 at December 31, 2003, 47.54% of the investment portfolio (40.73% at December 31, 2002). These real estate mortgage notes accrue interest at rates ranging from 4.125% to 14.5% per annum and are secured by the underlying real property. Our intention is to sell the mortgage notes held for sale to a buyer under certain favorable market conditions. See Note 6 to the Notes to Consolidating Financial Statements.

      We hold investments in certain real estate partnerships with a carrying value of $9,736,335 as of December 31, 2003. These partnerships directly acquire or develop residential and commercial real estate and as of December 31, 2003 we are obligated for future funding commitments to the partnerships of $4,902,802. As of December 31, 2003, we have invested $4,820,000 of our portfolio funds into the partnerships, 14.33% of the investment portfolio. See Note 13 to the Notes to the Consolidating Financial Statements.

      Our investment in real estate tax lien certificates are comprised of delinquent real estate tax bills purchased from municipalities at a premium. They accrue interest at the rate of 20% per annum on the outstanding principal and are secured by a first lien on the property on which the tax is owed. In all cases, the certificates are significantly over-collateralized by the underlying property. As of December 31, 2003, the real estate tax lien certificates had a balance of $460,252, 1.37% of the investment portfolio (5.05% at December 31, 2002). See Note 9 to the Notes to Consolidating Financial Statements.

      We hold an investment in a residual mortgage certificate with a principal balance of $2,685,180 as of December 31, 2003, 7.98% of the investment portfolio (12.50% at December 31, 2002). The investment was purchased in 2002 and represents an ownership interest in a trust (the "Trust") that owns a securitized pool of mortgage loans. The residual interest we own is a subordinate interest in the Trust. The individual mortgage notes held in the Trust generate income to the Trust, which then pays certain operating costs of the Trust and pays the owners with a guaranteed interest in the Trust. Any excess income generated after these payments is then paid to us. We will only receive payments if there is cash generated by the Trust in excess of operating costs and payments to guaranteed interest holders. The weighted average coupon rate of the underlying pool of mortgages is approximately 10.50% and the weighted average pass-through rate paid to guaranteed interest holders is 4.70%, the difference being the excess income generated by the Trust to pay operating expenses, cover reserve losses and then make payments to us. See Note 10 to the Notes to Consolidating Financial Statements.

      We also own two parcels of real estate totaling $2,285,509 as of December 31, 2003, 6.80% of the investment portfolio (8.19% at December 31, 2002). These properties were acquired through foreclosure of delinquent mortgage notes held by us and are currently held for sale. See Note 11 to the Notes to Consolidating Financial Statements. One of the properties was determined to have a decrease in fair value of $475,000 as of the Acquisition date and the carrying value was therefore adjusted. The fair value was based on a contract with a third party to purchase the property.

Liquidity and Financial Resources

      As of December 31, 2003, we had $542,410 of qualified assets in excess of the minimum amount required by the 1940 Act and the rules and regulations promulgated thereunder by the SEC, as computed in accordance with the 1940 Act.

      The primary liquidity requirement of SBM relates to its payment of certificate maturities and surrenders and payment of its legal costs and administrative services fee. The principal sources of cash to meet such liquidity requirements are investment income and proceeds from maturities and redemptions of investments. SBM has $12.4 million of certificate obligations coming due in 2004. In 2003, SBM experienced an 84% continuation rate; therefore, management expects principal and interest payments to certificate holders to be approximately $1.9 million in 2004. In connection with the Acquisition, SBM Financial issued debt instruments totaling $1,616,772 with interest payable semi-annually at a rate of 1.5% per annum. Cash flows generated from the Company may be used to service the debt payments in 2004 and in subsequent years. Principal and interest payments to be made for such debt in 2004 total $185,322. See Note 1 to the Notes to the Consolidating Financial Statements.

      At December 31, 2003, cash and cash equivalents totaled $1.4 million, a decrease of $0.8 million from December 31, 2002. We aim to manage our cash and cash equivalents position so as to satisfy short-term liquidity needs. In connection with this management of cash and cash equivalents, we may invest idle cash in short duration fixed maturities to capture additional yield when short-term liquidity requirements permit.

      Cash flows of $5.8 million, ($6.1) million and ($1.2) million were generated from (used in) operating activities in 2003, 2002, and 2001, respectively. These cash flows resulted principally from investment income, less management fees, changes in mortgage notes held for sale, and commissions paid. Proceeds from investing activities generated $16.0 million, $8.9 million, and $9.7 million in cash flows during 2003, 2002, and 2001, respectively, which were offset by purchases of investments of $20.6 million, $16.6 million, and $7.9 million, respectively.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                     PAGE
INDEPENDENT AUDITORS' REPORT                                                         F-02
FINANCIAL STATEMENTS
         CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2003                         F-03
         CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2002                         F-04
         CONSOLIDATING STATEMENT OF OPERATIONS FOR YEAR ENDED
             DECEMBER 31, 2003                                                       F-05
         CONSOLIDATING STATEMENT OF OPERATIONS FOR YEAR ENDED
             DECEMBER 31, 2002                                                       F-06
         CONSOLIDATING STATEMENT OF OPERATIONS FOR YEAR ENDED
             DECEMBER 31, 2001                                                       F-07
         CONSOLIDATING STATEMENTS OF SHAREHOLDER'S EQUITY FOR YEAR ENDED
             DECEMBER 31, 2003, 2002 AND 2001                                        F-08
         CONSOLIDATING STATEMENT OF CASH FLOWS FOR YEAR ENDED
             DECEMBER 31, 2003                                                       F-09
         CONSOLIDATING STATEMENT OF CASH FLOWS FOR YEAR ENDED
             DECEMBER 31, 2002                                                       F-10
         CONSOLIDATING STATEMENT OF CASH FLOWS FOR YEAR ENDED
             DECEMBER 31, 2001                                                       F-11
         NOTES TO CONSOLIDATING FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER
             31, 2003                                                                F-12

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
SBM Certificate Company

      We have audited the accompanying consolidating balance sheets of SBM Certificate Company and Subsidiaries as of December 31, 2003 and 2002, and the related consolidating statements of operations, shareholder's equity, and cash flows for the years ended December 31, 2003, 2002 and 2001. These consolidating financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidating financial statements based on our audits.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidating financial statements referred to above present fairly, in all material respects, the financial position of SBM Certificate Company and Subsidiaries at December 31, 2003 and 2002, and the results of their operations and cash flows for the years ended December 31, 2003, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the supplemental financial statement schedules, when considered in relation to the basic consolidating financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ Reznick, Fedder & Silverman

Bethesda, Maryland
January 23, 2004

                    SBM Certificate Company and Subsidiaries

                           CONSOLIDATING BALANCE SHEET

                                December 31, 2003

                                                             SBM Certificate
                                                               Company and     Atlantic Capital     Eliminating
                                                                  SBMS I         Funding Corp.        Entries            Totals
                                                             ---------------   ----------------     -----------       ------------
Qualified assets
  Cash and investments
    Available-for-sale securities
       (amortized cost: $6,705,325)                            $  6,900,227       $        --       $        --       $  6,900,227
    Mortgage notes held for sale                                  5,653,398         2,542,405                --          8,195,803
    Mortgage notes held for investment                            7,795,206                --                --          7,795,206
    Warehouse line of credit receivable                             934,750                            (934,750)                --
    Investments in real estate partnerships                       9,736,335                --                --          9,736,335
    Real estate tax lien certificates                               460,252                --                --            460,252
    Real estate owned                                             1,784,545           500,964                --          2,285,509
    Residual mortgage certificate                                 2,685,180                --                --          2,685,180
    Certificate loans                                                69,738                --                --             69,738
    Cash and cash equivalents                                     1,332,442            59,673                --          1,392,115
                                                               ------------       -----------       -----------       ------------

       Total cash and investments                                37,352,073         3,103,042          (934,750)        39,520,365
                                                               ------------       -----------       -----------       ------------

    Dividends and interest receivable                               352,783            29,485                --            382,268
                                                               ------------       -----------       -----------       ------------

        Total qualified assets                                   37,704,856         3,132,527          (934,750)        39,902,633

Other assets
    Related party receivable                                        236,549             5,074           (22,252)           219,371
    Fixed assets, net of accumulated depreciation
        of $330 & $748                                              187,310            43,017                --            230,327
    Investment in subsidiary                                        990,203                --          (990,203)                --
    Goodwill                                                      9,032,609                --                --          9,032,609
    Intangible asset - registration statement                       755,202                --                              755,202
    Intangible asset - client list                                  893,299                --                              893,299
    Deferred acquisition costs, net                                     802                --                --                802
    Other assets                                                    124,318            13,083                --            137,401
                                                               ------------       -----------       -----------       ------------

        Total assets                                           $ 49,925,148       $ 3,193,701       $(1,947,205)      $ 51,171,644
                                                               ============       ===========       ===========       ============

Liabilities
    Statutory certificate liability                            $ 32,912,452       $        --       $        --       $ 32,912,452
    Additional certificate liability                              3,029,970                --                --          3,029,970
    Warehouse line of credit                                             --         2,156,750          (934,750)         1,222,000
    Subscription and note payable                                 4,902,802                --                --          4,902,802
    Accounts payable and other liabilities                          607,018             7,290                --            614,308
    Related party payable                                            31,924            39,458           (22,252)            49,130
                                                               ------------       -----------       -----------       ------------

        Total liabilities                                        41,484,166         2,203,498          (957,002)        42,730,662
                                                               ------------       -----------       -----------       ------------

Shareholder's equity
    Common stock, $1 par value; 10,000,000 shares
        authorized; 250,000 shares issued and outstanding           250,000                --                --            250,000
    Common stock, $2 par value; 10,000 shares
        authorized; 10,000 shares issued and outstanding                 --            20,000           (20,000)                --
    Additional paid-in capital                                    8,615,080         1,082,548        (1,082,548)         8,615,080
    Accumulated comprehensive income, net of taxes                  194,902                --                --            194,902
    Accumulated deficit                                            (619,000)         (112,345)          112,345           (619,000)
                                                               ------------       -----------       -----------       ------------

        Total shareholder's equity                                8,440,982           990,203          (990,203)         8,440,982
                                                               ------------       -----------       -----------       ------------

        Total liabilities and shareholder's equity             $ 49,925,148       $ 3,193,701       $(1,947,205)      $ 51,171,644
                                                               ============       ===========       ===========       ============

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                           CONSOLIDATING BALANCE SHEET

                                December 31, 2002

                                                               SBM Certificate   Atlantic Capital     Eliminating
                                                                   Company         Funding Corp.        Entries          Totals
                                                               ---------------   ----------------     -----------     ------------
Qualified assets
    Cash and investments
      Available-for-sale securities
          (amortized cost: $11,245,510)                          $  9,190,162       $        --       $        --     $  9,190,162
      Mortgage notes held for sale                                  7,124,110         6,039,718                --       13,163,828
      Warehouse line of credit receivable                           3,008,900                --        (3,008,900)              --
      Real estate tax lien certificates                             1,632,437                --                --        1,632,437
      Residual mortgage certificate                                 4,038,607                --                --        4,038,607
      Real estate owned                                             2,188,092           459,003                --        2,647,095
      Escrows                                                         100,000                --                --          100,000
      Certificate loans                                                77,462                --                --           77,462
      Cash and cash equivalents                                     1,888,269           342,617                --        2,230,886
                                                                 ------------       -----------       -----------     ------------

          Total cash and investments                               29,248,039         6,841,338        (3,008,900)      33,080,477
                                                                 ------------       -----------       -----------     ------------

      Dividends and interest receivables                              360,801            33,948                --          394,749
                                                                 ------------       -----------       -----------     ------------

          Total qualified assets                                   29,608,840         6,875,286        (3,008,900)      33,475,226

Other assets
      Related party receivable                                        105,000            51,491           (27,140)         129,351
      Fixed assets, net of accumulated depreciation
          of $38,180 and $7,954                                       169,834            45,583                --          215,417
      Investment in subsidiary                                      1,188,857                --        (1,188,857)              --
      Goodwill                                                        591,463                --                --          591,463
      Deferred acquisition costs, net                                 581,534                --                --          581,534
      Due from shareholder                                          1,218,181                --                --        1,218,181
      Allowance - due from shareholder                             (1,218,181)               --                --       (1,218,181)
      Other assets                                                    108,923            13,146                --          122,069
                                                                 ------------       -----------       -----------     ------------

          Total assets                                           $ 32,354,451       $ 6,985,506       $(4,224,897)    $ 35,115,060
                                                                 ============       ===========       ===========     ============

Liabilities
      Statutory certificate liability                            $ 31,418,457       $        --       $        --     $ 31,418,457
      Additional certificate liability                              1,770,369                --                --        1,770,369
      Warehouse line of credit                                             --         5,551,500        (3,008,900)       2,542,600
      Deferred revenue                                              1,640,425                --                --        1,640,425
      Real estate liabilities                                         870,317                --                --          870,317
      Accounts payable and other liabilities                          208,457           127,425                --          335,882
      Related party payable                                            27,341           117,724           (27,140)         117,925
                                                                 ------------       -----------       -----------     ------------

          Total liabilities                                        35,935,366         5,796,649        (3,036,040)      38,695,975
                                                                 ------------       -----------       -----------     ------------

Shareholder's equity (deficit)
      Common stock, $1 par value; 10,000,000 shares
      authorized; 250,000 shares issued and outstanding               250,000                --                --          250,000
      Common stock, $2 par value; 10,000 shares
          authorized; 10,000 shares issued and outstanding                 --            20,000           (20,000)              --
      Additional paid-in capital                                    3,861,818         1,621,481        (1,621,481)       3,861,818
      Accumulated comprehensive income (loss), net of taxes        (2,055,348)               --                --       (2,055,348)
      Accumulated deficit                                          (5,637,385)         (452,624)          452,624       (5,637,385)
                                                                 ------------       -----------       -----------     ------------

          Total shareholder's equity (deficit)                     (3,580,915)        1,188,857        (1,188,857)      (3,580,915)
                                                                 ------------       -----------       -----------     ------------

          Total liabilities and shareholder's equity (deficit)   $ 32,354,451       $ 6,985,506       $(4,224,897)    $ 35,115,060
                                                                 ============       ===========       ===========     ============

   See accompanying summary of accounting policies and notes to consolidating financial statements

                    SBM Certificate Company and Subsidiaries

                      CONSOLIDATING STATEMENT OF OPERATIONS

                          Year ended December 31, 2003

                                                             SBM Certificate
                                                               Company and    Atlantic Capital    Eliminating
                                                                 SBMS I         Funding Corp.       Entries           Totals
                                                             ---------------  ----------------    -----------      -----------
Investment income
    Interest and dividend income                               $   478,171       $     2,446       $      --       $   480,617
    Other investment income                                         61,762                --              --            61,762
    Loss from investment in subsidiary                            (183,208)               --         183,208                --
    Loan fee income                                                 90,173                --              --            90,173
    Mortgage interest income                                     2,008,818           293,156        (168,837)        2,133,137
                                                               -----------       -----------       ---------       -----------

         Total investment income                                 2,455,716           295,602          14,371         2,765,689
                                                               -----------       -----------       ---------       -----------

Investment and other expenses
    Administrative services fee                                  1,029,800                --              --         1,029,800
    Legal and accounting fees                                      553,747                --              --           553,747
    Deferred acquisition cost amortization and
       renewal commissions                                         166,640                --              --           166,640
    Depreciation expense                                            14,344            13,586              --            27,930
    Other expenses                                                 378,450                --              --           378,450
                                                               -----------       -----------       ---------       -----------

         Total investment and other expenses                     2,142,981            13,586              --         2,156,567
                                                               -----------       -----------       ---------       -----------

Interest credited on certificate liability                       2,424,461                --              --         2,424,461
                                                               -----------       -----------       ---------       -----------

         Net investment income (loss) before income taxes
             and realized investment gains                      (2,111,726)          282,016          14,371        (1,815,339)
                                                               -----------       -----------       ---------       -----------

Realized investment gains                                          448,086                --              --           448,086
                                                               -----------       -----------       ---------       -----------

         Net investment income(loss) before income taxes        (1,663,640)          282,016          14,371        (1,367,253)
                                                               -----------       -----------       ---------       -----------

Other operating income
    Origination fee income                                              --           583,966              --           583,966
    Gain on sale to investor                                            --         1,657,568              --         1,657,568
    Other loan fee income                                               --           497,368              --           497,368
                                                               -----------       -----------       ---------       -----------

         Total other operating income                                   --         2,738,902              --         2,738,902
                                                               -----------       -----------       ---------       -----------

Other operating expenses
    Salaries and commissions                                            --         1,922,604              --         1,922,604
    Other expenses                                                      --           885,841              --           885,841
    Warehouse interest expense and charges                              --           380,491        (168,837)          211,654
                                                               -----------       -----------       ---------       -----------

         Total other operating expenses                                 --         3,188,936        (168,837)        3,020,099
                                                               -----------       -----------       ---------       -----------

         Net other operating loss before income taxes                   --          (450,034)        168,837          (281,197)
                                                               -----------       -----------       ---------       -----------

Net investment and other operating loss
    before income taxes                                         (1,663,640)         (168,018)        183,208        (1,648,450)
Income tax expense                                                      --           (15,190)             --           (15,190)
                                                               -----------       -----------       ---------       -----------

         Net investment and other operating loss                (1,663,640)         (183,208)        183,208        (1,663,640)
                                                               -----------       -----------       ---------       -----------

Non operating expense:
    Reserve for losses - shareholder receivable                   (141,392)               --              --          (141,392)
                                                               -----------       -----------       ---------       -----------

         Net loss                                              $(1,805,032)      $  (183,208)      $ 183,208       $(1,805,032)
                                                               ===========       ===========       =========       ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                      CONSOLIDATING STATEMENT OF OPERATIONS

                          Year ended December 31, 2002

                                                            SBM Certificate   Atlantic Capital  Eliminating
                                                                 Company        Funding Corp.     Entries           Totals
                                                            ----------------  ----------------  -----------      -----------
Investment income
    Interest and dividend income                               $   594,509       $    5,760      $      --       $   600,269
    Other investment income                                         46,490           13,613             --            60,103
    Income from investment in subsidiary                           190,350               --       (190,350)               --
    Loan fee income                                                128,084               --                          128,084
    Mortgage interest income                                     1,589,811          149,457        (89,221)        1,650,047
                                                               -----------       ----------      ---------       -----------

         Total investment income                                 2,549,244          168,830       (279,571)        2,438,503
                                                               -----------       ----------      ---------       -----------

Investment and other expenses
    Administrative services fee                                  1,794,700               --             --         1,794,700
    Legal and accounting fees                                      371,090               --             --           371,090
    Advertising and marketing                                      361,739               --             --           361,739
    Deferred acquisition cost amortization and
       renewal commissions                                         165,522               --             --           165,522
    Depreciation expense                                            18,063            7,413             --            25,476
    Other expenses                                                 231,880               --             --           231,880
                                                               -----------       ----------      ---------       -----------

         Total investment and other expenses                     2,942,994            7,413             --         2,950,407
                                                               -----------       ----------      ---------       -----------

Interest credited on certificate liability                       1,349,324               --             --         1,349,324
                                                               -----------       ----------      ---------       -----------

         Net investment income (loss) before income taxes
             and realized investment gains (losses)             (1,743,074)         161,417       (279,571)       (1,861,228)
                                                               -----------       ----------      ---------       -----------

Realized investment gains                                          472,721               --             --           472,721
Income tax expense on realized investment gains                         --               --             --                --
                                                               -----------       ----------      ---------       -----------

         Net investment income(loss) before income taxes        (1,270,353)         161,417       (279,571)       (1,388,507)
                                                               -----------       ----------      ---------       -----------

Other operating income
    Origination fee income                                              --          435,561             --           435,561
    Gain on sale to investor                                            --        1,467,825             --         1,467,825
    Other loan fee income                                               --          358,415             --           358,415
                                                               -----------       ----------      ---------       -----------

         Total other operating income                                   --        2,261,801             --         2,261,801
                                                               -----------       ----------      ---------       -----------

Other operating expenses
    Salaries and commissions                                            --        1,620,017             --         1,620,017
    Other expenses                                                      --          507,460             --           507,460
    Warehouse interest expense and charges, net                         --          105,391        (89,221)           16,170
                                                               -----------       ----------      ---------       -----------

         Total other operating expenses                                 --        2,232,868        (89,221)        2,143,647
                                                               -----------       ----------      ---------       -----------

         Net other operating income before income taxes                 --           28,933         89,221           118,154
                                                               -----------       ----------      ---------       -----------

Net investment and other operating income
    (loss) before income taxes                                  (1,270,353)         190,350       (190,350)       (1,270,353)
Income tax expense                                                      --               --             --                --
                                                               -----------       ----------      ---------       -----------

         Net investment and other operating income (loss)       (1,270,353)         190,350       (190,350)       (1,270,353)
                                                               -----------       ----------      ---------       -----------

Non operating expense:
    Reserve for losses - shareholder receivable                   (405,963)              --             --          (405,963)
                                                               -----------       ----------      ---------       -----------

         Net income (loss)                                     $(1,676,316)      $  190,350      $(190,350)      $(1,676,316)
                                                               ===========       ==========      =========       ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                      CONSOLIDATING STATEMENT OF OPERATIONS

                          Year ended December 31, 2001

                                                                SBM Certificate   Atlantic Capital  Eliminating
                                                                    Company         Funding Corp.     Entries         Totals
                                                                ---------------   ----------------  -----------    -----------
Investment income
   Interest and dividend income                                   $   910,395         $  39,653       $    --      $   950,048
   Other investment income                                             10,060                --            --           10,060
   Loss from investment in subsidiary                                 (21,475)               --        21,475               --
   Mortgage interest income                                           647,200             7,820            --          655,020
                                                                  -----------         ---------       -------      -----------

       Total investment income                                      1,546,180            47,473        21,475        1,615,128
                                                                  -----------         ---------       -------      -----------

Investment and other expenses
   Administrative services fee                                      1,078,839                --            --        1,078,839
   Deferred acquisition cost amortization and
       renewal commissions                                            125,422                --            --          125,422
   Amortization of goodwill                                            43,543                --            --           43,543
   Depreciation expense                                                20,117               541            --           20,658
   Other expenses                                                     704,864                --            --          704,864
                                                                  -----------         ---------       -------      -----------

       Total investment and other expenses                          1,972,785               541            --        1,973,326
                                                                  -----------         ---------       -------      -----------

Interest credited on certificate liability                          1,172,552                --            --        1,172,552
                                                                  -----------         ---------       -------      -----------

       Net investment income (loss) before income taxes
           and realized investment gains (losses)                  (1,599,157)           46,932        21,475       (1,530,750)
                                                                  -----------         ---------       -------      -----------

Realized investment gains                                              68,697                --            --           68,697
Income tax expense on realized investment gains                            --                --            --               --
                                                                  -----------         ---------       -------      -----------

       Net investment income(loss) before income taxes             (1,530,460)           46,932        21,475       (1,462,053)
                                                                  -----------         ---------       -------      -----------

Other operating income
   Origination fee income                                              30,366           421,449            --          451,815
   Gain on sale to investor                                                --           378,034            --          378,034
   Other loan fee income                                                   --            67,418            --           67,418
                                                                  -----------         ---------       -------      -----------

       Total other operating income                                    30,366           866,901            --          897,267
                                                                  -----------         ---------       -------      -----------

Other operating expenses
   Salaries and commissions                                                --           651,311            --          651,311
   Other expenses                                                          --           283,997            --          283,997
                                                                  -----------         ---------       -------      -----------

       Total other operating expenses                                      --           935,308            --          935,308
                                                                  -----------         ---------       -------      -----------

       Net other operating income (loss) before income taxes           30,366           (68,407)           --          (38,041)
                                                                  -----------         ---------       -------      -----------

Net investment and other operating loss before income taxes        (1,500,094)          (21,475)       21,475       (1,500,094)
Deferred income tax benefit                                           288,264                --            --          288,264
                                                                  -----------         ---------       -------      -----------

       Net investment and other operating loss                     (1,211,830)          (21,475)       21,475       (1,211,830)
                                                                  -----------         ---------       -------      -----------

Non operating expense:
   Reserve for losses - shareholder receivable                       (469,982)               --            --         (469,982)
                                                                  -----------         ---------       -------      -----------

       Net loss                                                   $(1,681,812)        $ (21,475)      $21,475      $(1,681,812)
                                                                  ===========         =========       =======      ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                    SBM Certificate Company and Subsidiaries

                CONSOLIDATING STATEMENTS OF SHAREHOLDER'S EQUITY

                  Years ended December 31, 2003, 2002 and 2001

                                                                     SBM CERTIFICATE COMPANY and SBMS I
                                          ----------------------------------------------------------------------------------------
                                                                                       Accumulated
                                              Common                    Additional     Other Com-                       Total
                                              Stock                       Paid-in      prehensive    Accumulated     Shareholder's
                                              Shares        Amount        Capital     Income (Loss)     Deficit         Equity
                                              ------        ------      ----------    -------------  -----------     -------------
Balance at December 31, 2000                  250,000    $   250,000    $ 1,676,457    $   212,791    $(1,699,323)   $   439,925

Additional paid-in capital-noncash                 --             --      1,546,134             --             --      1,546,134

Changes in net unrealized gains (losses)
   on available-for-sale securities,
   net of tax                                      --             --             --          4,657             --          4,657

Net loss                                           --             --             --             --     (1,681,812)    (1,681,812)

Comprehensive loss                                                                                                    (1,677,155)
                                                                                                                     -----------

Dividends paid, net                                --             --             --             --       (579,934)      (579,934)
                                           ----------    -----------    -----------    -----------    -----------    -----------
Balance at December 31, 2001                  250,000        250,000      3,222,591        217,448     (3,961,069)      (271,030)

Additional paid-in capital-noncash                 --             --        639,227             --             --        639,227

Changes in net unrealized gains (losses)
   on available-for-sale securities, net
   of tax                                          --             --             --     (2,272,796)            --     (2,272,796)

Net loss                                           --             --             --             --     (1,676,316)    (1,676,316)
                                                                                                                     -----------
Comprehensive loss                                                                                                    (3,949,112)
Dividends paid                                     --             --             --             --             --             --
                                           ----------    -----------    -----------    -----------    -----------    -----------
Balance at December 31, 2002                  250,000        250,000      3,861,818     (2,055,348)    (5,637,385)    (3,580,915)

Changes in net unrealized gains (losses)
   on available-for-sale securities, net
   of tax                                          --             --             --      1,809,009             --      1,809,009

Net loss                                           --             --             --             --     (1,186,032)    (1,186,032)
                                                                                                                     -----------
Comprehensive income                                                                                                     622,977

Contributions (Dividends)                          --             --             --             --             --             --

Sale of SBM stock
   (December 5, 2003)                        (250,000)      (250,000)    (3,861,818)       246,339      6,823,417      2,957,938
                                           ----------    -----------    -----------    -----------    -----------    -----------
Balance at December 5, 2003                        --             --             --             --             --             --

Issuance of common stock                      250,000        250,000             --             --             --        250,000

Assets in excess of liabilities at
   acquisition                                     --             --             --             --             --             --

Allocation of purchase price to
   reporting unit                                  --             --      6,795,080             --             --      6,795,080

Additional paid-in-capital                         --             --      1,000,000             --             --      1,000,000

Additional paid-in-capital - noncash               --             --        820,000             --             --        820,000

Changes in net unrealized gains (losses)
   on available-for-sale securities,
   net of tax                                      --             --             --        194,902             --        194,902

Net loss                                           --             --             --             --       (619,000)      (619,000)
                                           ----------    -----------    -----------    -----------    -----------    -----------
   Comprehensive loss                                                                                                   (424,098)
                                                                                                                     -----------
Balance at December 31, 2003                  250,000    $   250,000    $ 8,615,080    $   194,902    $  (619,000)   $ 8,440,982
                                           ==========    ===========    ===========    ===========    ===========    ===========

                                                   ATLANTIC CAPITAL FUNDING CORPORATION
                                        --------------------------------------------------------------
                                                                                                                          Total
                                                               Additional                   Total                     Consolidating
                                        Common Stock             Paid-in    Accumulated  Shareholder's   Eliminating   Shareholder's
                                           Shares      Amount    Capital      Deficit       Equity         Entries        Equity
                                        ------------   ------  ----------   -----------  -------------     -------        ------
Balance at December 31, 2000               10,000    $ 20,000  $ 1,553,957    $    (999)   $ 1,572,958   $(1,572,958)  $   439,925

Additional paid-in capital-noncash             --          --       67,524           --         67,524       (67,524)    1,546,134

Changes in net unrealized gains (losses)
   on available-for-sale securities,
   net of tax                                  --          --           --           --             --            --         4,657

Net loss                                       --          --           --      (21,475)       (21,475)       21,475    (1,681,812)
                                                                                                                       -----------

   Comprehensive loss                                                                                                   (1,677,155)

Dividends paid, net                            --          --           --           --             --            --      (579,934)
                                          -------    --------  -----------    ---------    -----------   -----------   -----------
Balance at December 31, 2001               10,000      20,000    1,621,481      (22,474)     1,619,007    (1,619,007)     (271,030)

Additional paid-in capital-noncash             --          --           --           --             --            --       639,227

Changes in net unrealized gains (losses)
   on available-for-sale securities, net
   of tax                                      --          --           --           --             --            --    (2,272,796)

Net loss                                       --          --           --      190,350        190,350      (190,350)   (1,676,316)
                                                                                                                       -----------
Comprehensive loss                                                                                                      (3,949,112)

Dividends paid                                 --          --           --     (620,500)      (620,500)      620,500            --
                                          -------    --------  -----------    ---------    -----------   -----------   -----------
Balance at December 31, 2002               10,000      20,000    1,621,481     (452,624)     1,188,857    (1,188,857)   (3,580,915)

Changes in net unrealized gains (losses)
   on available-for-sale securities, net
   of tax                                      --          --           --           --             --            --     1,809,009

Net loss                                       --          --           --      (70,863)       (70,863)       70,863    (1,186,032)
                                                                                                                       -----------
Comprehensive income                                                                                                       622,977

Contributions (Dividends)                      --          --       97,000     (198,849)      (101,849)      101,849            --

Sale of SBM stock
   (December 5, 2003)                     (10,000)    (20,000)  (1,718,481)     722,336     (1,016,145)    1,016,145     2,957,938
                                          -------    --------  -----------    ---------    -----------   -----------   -----------
Balance at December 5, 2003                    --          --           --           --             --            --            --

Issuance of common stock                   10,000      20,000           --           --         20,000       (20,000)      250,000

Assets in excess of liabilities at
   acquisition                                 --          --      983,548           --        983,548      (983,548)           --

Allocation of purchase price to
   reporting unit                              --          --           --           --             --            --     6,795,080

Additional paid-in-capital                     --          --       99,000           --         99,000       (99,000)    1,000,000

Additional paid-in-capital - noncash           --          --           --           --             --            --       820,000

Changes in net unrealized gains (losses)
   on available-for-sale securities,
   net of tax                                  --          --           --           --             --            --       194,902

Net loss                                       --          --           --     (112,345)      (112,345)      112,345      (619,000)
                                          -------    --------  -----------    ---------    -----------   -----------   -----------
   Comprehensive loss                                                                                                     (424,098)
                                                                                                                       -----------
Balance at December 31, 2003               10,000    $ 20,000  $ 1,082,548    $(112,345)   $   990,203   $  (990,203)  $ 8,440,982
                                          =======    ========  ===========    =========    ===========   ===========   ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                    SBM Certificate Company and Subsidiaries

                      CONSOLIDATING STATEMENT OF CASH FLOWS

                          Year ended December 31, 2003

                                                                        SBM Certificate   Atlantic
                                                                          Company and      Capital       Eliminating
                                                                             SBMS I      Funding Corp.     Entries        Totals
                                                                        ---------------  -------------   -----------   ------------
Cash flows from operating activities
  Net income (loss)                                                       $ (1,805,032)   $  (183,208)   $   183,208   $ (1,805,032)
  Adjustments to reconcile net loss to net
  cash provided by operating activities
    Loss from investment in subsidiary                                         183,208             --       (183,208)            --
    Interest credited on certificate liability                               2,424,461             --             --      2,424,461
    Reserve for losses-shareholder receivable                                  141,392             --             --        141,392
    Realized investment gains                                                 (448,086)            --             --       (448,086)
    Deferral of revenue                                                        589,681             --             --        589,681
    Amortization of deferred acquisition costs and renewal commissions         166,640             --             --        166,640
    Depreciation                                                                14,344         13,586             --         27,930
    Decrease in mortgage notes held for sale                                        --      3,399,935             --      3,399,935
    Decrease in dividends and interest receivable                                8,018          4,463             --         12,481
    Decrease in shareholder receivable                                       1,218,181             --             --      1,218,181
    Changes in other assets and liabilities                                    244,587       (165,999)            --         78,588
                                                                          ------------    -----------    -----------   ------------

       Net cash provided by operating activities                             2,737,394      3,068,777             --      5,806,171
                                                                          ------------    -----------    -----------   ------------

Cash flows from investing activities
  Purchases of available-for-sale securities                                (2,193,422)            --             --     (2,193,422)
  Sales and redemptions of available-for-sale securities                     6,237,633             --             --      6,237,633
  Warehouse line of credit fundings and repayments, net                      2,074,150             --     (2,074,150)            --
  Purchase of mortgage notes receivable                                    (13,276,411)            --             --    (13,276,411)
  Principal payments received on mortgage notes receivable                   7,089,862         98,859             --      7,188,721
  Cash invested in real estate and real estate partnership interests        (4,071,453)       (41,961)            --     (4,113,414)
  Principal payments received on residual mortgage certificate               1,353,427             --             --      1,353,427
  Closing costs and real estate liabilities paid on sale of real estate       (979,065)            --             --       (979,065)
  Proceeds from of real estate tax lien certificates                         1,172,185             --             --      1,172,185
  Dividends from subsidiary                                                    198,849             --       (198,849)            --
  Contributions to subsidiary                                                 (196,000)            --        196,000             --
  Purchase of fixed assets                                                     (31,820)       (11,020)            --        (42,840)
  Repayment of certificate loans, net                                            7,724             --             --          7,724
                                                                          ------------    -----------    -----------   ------------

       Net cash provided by (used in) investing activities                  (2,614,341)        45,878     (2,076,999)    (4,645,462)
                                                                          ------------    -----------    -----------   ------------

Cash flows from financing activities
  Amounts paid to face-amount certificate holders                           (1,678,880)            --             --     (1,678,880)
  Capital contributed to company                                             1,000,000        196,000       (196,000)     1,000,000
  Warehouse line of credit borrowings, net                                          --     (3,394,750)     2,074,150     (1,320,600)
  Dividends paid                                                                    --       (198,849)       198,849             --
                                                                          ------------    -----------    -----------   ------------

       Net cash used in financing activities                                  (678,880)    (3,397,599)     2,076,999     (1,999,480)
                                                                          ------------    -----------    -----------   ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                     (555,827)      (282,944)            --       (838,771)

Cash and cash equivalents, beginning                                         1,888,269        342,617             --      2,230,886
                                                                          ------------    -----------    -----------   ------------

Cash and cash equivalents, end                                            $  1,332,442    $    59,673    $        --   $  1,392,115
                                                                          ============    ===========    ===========   ============

Cash paid for interest                                                    $         --    $   174,449    $        --        174,449
                                                                          ============    ===========    ===========   ============

Supplemental disclosure of significant noncash
investing and financing activities:
       Contribution of assets from SBM Financial                          $    820,000    $        --    $        --   $    820,000
                                                                          ============    ===========    ===========   ============

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                      CONSOLIDATING STATEMENT OF CASH FLOWS

                          Year ended December 31, 2002

                                                                             SBM         Atlantic
                                                                         Certificate      Capital       Eliminating
                                                                           Company      Funding Corp.     Entries         Totals
                                                                         ------------   -------------   -----------    ------------
Cash flows from operating activities
  Net income (loss)                                                      $ (1,676,316)   $   190,350    $  (190,350)   $ (1,676,316)
  Adjustments to reconcile net income (loss) to net
  cash used in operating activities
    Income from investment in subsidiary                                     (190,350)            --        190,350              --
    Interest credited on certificate liability                              1,349,324             --             --       1,349,324
    Reserve for losses-shareholder receivable                                 405,963             --             --         405,963
    Realized investment gains                                                (472,721)            --             --        (472,721)
    Deferral of revenue                                                       698,073             --             --         698,073
    Deferral of acquisition costs                                            (326,963)            --             --        (326,963)
    Amortization of deferred acquisition costs and renewal commissions        165,522             --             --         165,522
    Depreciation                                                               18,063          7,413             --          25,476
    Increase in mortgage notes held for sale                                       --     (5,569,296)            --      (5,569,296)
    (Increase)Decrease in dividends and interest receivable                     8,245        (30,100)            --         (21,855)
    Increase in shareholder receivable                                       (405,963)            --             --        (405,963)
    Changes in other assets and liabilities                                  (300,150)       (14,012)            --        (314,162)
                                                                         ------------    -----------    -----------    ------------

        Net cash provided by (used in) operating activities                  (727,273)    (5,415,645)            --      (6,142,918)
                                                                         ------------    -----------    -----------    ------------

Cash flows from investing activities
  Purchases of available-for-sale securities                               (8,895,620)            --             --      (8,895,620)
  Sales and redemptions of available-for-sale securities                    4,679,696             --             --       4,679,696
  Warehouse line of credit fundings and repayments, net                    (3,008,900)            --      3,008,900              --
  Purchase of mortgage notes receivable                                      (942,340)            --             --        (942,340)
  Principal payments received on mortgage notes receivable                  1,467,840             --             --       1,467,840
  Purchase of residual mortgage certificate                                (4,500,000)            --             --      (4,500,000)
  Principal payments received on residual mortgage certificate                461,393             --             --         461,393
  Purchase of real estate tax lien certificates                            (2,245,527)            --             --      (2,245,527)
  Proceeds from of real estate tax lien certificates                        2,264,828             --             --       2,264,828
  Dividends from subsidiary                                                   620,500             --       (620,500)             --
  Purchase of fixed assets                                                     (2,109)       (34,178)            --         (36,287)
  Repayment of certificate loans, net                                          20,675             --             --          20,675
                                                                         ------------    -----------    -----------    ------------

        Net cash provided by (used in) investing activities               (10,079,564)       (34,178)     2,388,400      (7,725,342)
                                                                         ------------    -----------    -----------    ------------

Cash flows from financing activities
  Amounts received from face-amount certificate holders                     9,878,885             --             --       9,878,885
  Amounts paid to face-amount certificate holders                          (1,860,433)            --             --      (1,860,433)
  Warehouse line of credit borrowings, net                                         --      5,551,500     (3,008,900)      2,542,600
  Dividends paid                                                                   --       (620,500)       620,500              --
                                                                         ------------    -----------    -----------    ------------

        Net cash provided by (used in) financing activities                 8,018,452      4,931,000     (2,388,400)     10,561,052
                                                                         ------------    -----------    -----------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       (2,788,385)      (518,823)            --      (3,307,208)

Cash and cash equivalents, beginning                                        4,676,654        861,440             --       5,538,094
                                                                         ------------    -----------    -----------    ------------

Cash and cash equivalents, end                                           $  1,888,269    $   342,617    $        --    $  2,230,886
                                                                         ============    ===========    ===========    ============

Cash paid for interest                                                   $         --    $   195,186    $        --    $    195,186
                                                                         ============    ===========    ===========    ============

Supplemental disclosure of significant noncash investing
and financing activities:
        Contribution of assets from SBM Financial                        $    639,227             $-    $        --    $    639,227
                                                                         ============    ===========    ===========    ============
        Transfer of mortgage note receivable to REO                      $  2,188,092    $   352,732    $        --    $  2,540,824
                                                                         ============    ===========    ===========    ============
        Sale of property for mortgage note                               $  2,232,342    $        --    $        --    $  2,232,342
                                                                         ============    ===========    ===========    ============

   See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                      CONSOLIDATING STATEMENT OF CASH FLOWS

                          Year ended December 31, 2001

                                                                                     Atlantic
                                                                 SBM Certificate      Capital        Eliminating
                                                                     Company        Funding Corp.       Entries         Totals
                                                                 ---------------    -------------    -----------      -----------
Cash flows from operating activities
   Net loss                                                        $(1,681,812)      $   (21,475)      $ 21,475       $(1,681,812)
   Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities
      Loss from investment in subsidiary                                21,475                --        (21,475)               --
      Interest credited on certificate liability                     1,172,552                --             --         1,172,552
      Reserve for losses-shareholder receivable                        469,982                --             --           469,982
      Realized investment gains                                       (117,674)               --             --          (117,674)
      Deferred income tax benefit                                     (239,287)               --             --          (239,287)
      Deferral of acquisition costs                                   (465,079)               --             --          (465,079)
      Amortization of deferred acquisition costs
        and renewal commissions                                        125,422                --             --           125,422
      Other amortization and depreciation                               63,660               541             --            64,201
      Increase in dividends and interest receivable                   (269,625)           (3,848)            --          (273,473)
      Changes in other assets and liabilities                         (246,517)           33,636             --          (212,881)
                                                                   -----------       -----------       --------       -----------

          Net cash provided by (used in) operating activities       (1,166,903)            8,854             --        (1,158,049)
                                                                   -----------       -----------       --------       -----------

Cash flows from investing activities
   Sales and redemptions of available-for-sale securities            6,532,248                --             --         6,532,248
   Purchase of mortgage notes held for sale                         (3,196,222)         (332,421)            --        (3,528,643)
   Investment in mortgage notes held for investment                    (15,000)               --             --           (15,000)
   Principal payments received on mortgage notes receivable          1,775,650           135,882             --         1,911,532
   Real estate lien certificates:
      Purchases                                                     (4,145,261)               --             --        (4,145,261)
      Repayments of tax lien certificates                            1,228,198                --             --         1,228,198
   Investment in subsidiary                                            (67,524)               --         67,524                --
   Purchase of fixed assets                                           (137,902)          (19,290)            --          (157,192)
   Repayment of certificate loans, net                                  11,932                --             --            11,932
                                                                   -----------       -----------       --------       -----------

          Net cash provided by (used in) investing activities        1,986,119          (215,829)        67,524         1,837,814
                                                                   -----------       -----------       --------       -----------

Cash flows from financing activities
   Amounts paid to face-amount certificate holders                  (4,750,988)               --             --        (4,750,988)
   Amounts received from face-amount certificate holders             6,472,858                --             --         6,472,858
   Capital contributed to company                                           --            67,524        (67,524)               --
   Net dividends paid                                                 (579,934)               --             --          (579,934)
                                                                   -----------       -----------       --------       -----------

          Net cash provided by (used in) financing activities        1,141,936            67,524        (67,524)        1,141,936
                                                                   -----------       -----------       --------       -----------

          NET INCREASE (DECREASE) IN CASH
            AND CASH EQUIVALENTS                                     1,961,152          (139,451)            --         1,821,701

Cash and cash equivalents, beginning                                 2,715,502         1,000,891             --         3,716,393
                                                                   -----------       -----------       --------       -----------

Cash and cash equivalents, end                                     $ 4,676,654       $   861,440       $     --       $ 5,538,094
                                                                   ===========       ===========       ========       ===========

Supplemental disclosure of significant noncash investing
   and financing activities:
          Contribution of assets from SBM Financial                $ 1,546,134       $        --       $     --       $ 1,546,134
                                                                   ===========       ===========       ========       ===========

   See accompanying summary of accounting policies and notes to consolidating financial statements

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 1 - ORGANIZATION AND BUSINESS

      Organization and Acquisitions

      SBM Certificate Company and Subsidiaries (the "Company") consists of SBM Certificate Company, a Maryland Corporation ("SBM"), Atlantic Capital Funding Corporation, a Maryland Corporation ("ACFC"), and SBM Securities I, LLC, a Delaware limited liability company ("SBMS I"). SBM was formed on May 24, 2000 under the laws of the State of Maryland. SBM is a wholly-owned subsidiary of SBM Financial, LLC ("SBM Financial"), formerly known as State Bond and Mortgage Company, LLC ("State Bond"). Effective December 31, 2003, Geneva Capital Partners, LLC, a Delaware limited liability company ("Geneva"), became the sole member of SBM Financial through a dividend to Geneva of the 100% ownership interest of SBM Financial by 1st Atlantic Guaranty Corporation ("1st Atlantic"). 1st Atlantic was previously the sole member of SBM Financial and its subsidiaries.

      SBM is an issuer of face-amount certificates and is registered under the Investment Company Act of 1940 (the "1940 Act"). ACFC and SBMS I are both wholly owned subsidiaries of SBM. ACFC was formed on March 27, 1997 under the laws of the state of Maryland and SBMS I was formed on July 1, 2003 under the laws of the state of Delaware.

      On May 29, 2003, John Lawbaugh, 1st Atlantic's majority shareholder at the time, filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland ("Bankruptcy Court").

      On November 7, 2003, 1st Atlantic, Geneva and the Chapter 11 Bankruptcy Trustee (the "Trustee"), as representative of the bankruptcy estate of John J. Lawbaugh (the "Estate"), agreed to a settlement proposal for the sale of John J. Lawbaugh's 7,500,000 shares of 1st Atlantic common stock (the "Shares") to Geneva. An emergency motion was filed in Bankruptcy Court on November 10, 2003 for the approval of the sale of the Shares to Geneva under such proposal. On December 2, 2003, the Bankruptcy Court granted the motion approving the settlement proposal for the sale of the Shares free and clear of all liens and ordered the sale of the Shares to take place immediately. On December 5, 2003, the sale of the Shares closed pursuant to the terms of the Stock Purchase Agreement by and between the Trustee and Geneva dated December 2, 2003 (the "Sale Agreement") (the "Acquisition"). The Trustee sold the Shares to Geneva for $2,532,981, which was distributed to 1st Atlantic and the Company in the amounts of $1,175,955 and $1,357,026, respectively, to repay the amounts due from Mr. Lawbaugh to 1st Atlantic and SBM (See Note 13). In addition, Geneva contributed $3,200,000 as additional paid in capital to 1st Atlantic to resolve the SEC's

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 1 - ORGANIZATION AND BUSINESS (Continued)

      Organization and Acquisitions (Continued)

      concerns regarding 1st Atlantic's compliance with the reserve requirements of Section 28 of the 1940 Act. Further, SBM Financial issued debt instruments secured by the common stock of SBM totaling $1,616,772 to certain creditors of the Estate. The debt matures ten years from the date of issuance and has principal and interest payments due semi-annually with interest accruing at the rate of 1.5% per annum. Cash flows generated from the operations of the Company may be used to pay the interest and principal of the debt as it becomes due. A total of $125,000 was also paid by Geneva to the Trustee and certain other creditors of the Estate. Immediately after closing, Geneva made an additional cash and non-cash contribution to the Company of $1,000,000 cash and a $820,000 partnership interest in two separate real estate investment funds, which was treated as additional paid in capital.

      Geneva obtained funds to acquire the Shares from the issuance of privately placed investment notes to unaffiliated investors. The investment notes provide for a fixed interest rate of 3.75%, payable quarterly, and mature in 2006, three years from the date of the issuance. The funds obtained to acquire the Shares and the additional capital contributed by Geneva after the sale of the Shares are projected to be repaid at their maturity from excess cash flows generated from the operations of the Company.

      The acquisition was accounted for using the purchase method of accounting in accordance with Statements of Financial Accounting Standards ("SFAS") 141, "Accounting for Business Combinations."

      The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the Acquisition and the significant non-cash investing and financing activities related to the
      Acquisition:

                               At December 5, 2003

      Qualified Assets                                         $36,599,242
      Other Assets                                                 612,440
      Due From Shareholder                                       1,357,026
      Intangible Assets                                          1,648,501
      Goodwill                                                   9,032,609
                                                               -----------

         Total Assets Acquired                                 $49,249,818
                                                               -----------

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 1 - ORGANIZATION AND BUSINESS (Continued)

      Organization and Acquisitions (Continued)

      Certificate Liability                                    $35,796,218
      Warehouse Line of Credit                                   2,068,000
      Other Liabilities                                          4,340,520
                                                               -----------

         Total Liabilities Assumed                             $42,204,738
                                                               -----------

         Net Assets Acquired                                   $ 7,045,080
                                                               -----------

      Of the $1,648,501 of intangible assets, $755,202 was assigned to SBM's registration statement to sell face-amount certificates, which is not subject to amortization, and $893,299 was assigned to SBM's existing client list and will be amortized over the expected remaining life of the client list of 10 years.

      As a result of the Acquisition, goodwill of $9,032,609 was assigned to the Company, which is not deductible for tax purposes.

      Nature of Operations

      SBM is engaged in the business of issuing and servicing face-amount certificates. A face-amount certificate is an obligation of the issuer to pay a face, or principal amount, plus specified interest, to the holder of the certificate. Under the certificates, the face-amount may be paid at the end of a certificate's Guarantee Period or at its Maturity Date. Lesser amounts are paid at such times if all or part of an investment in the Certificate is withdrawn prior to maturity or the end of any Guarantee Period. Interest, as described above, may be paid quarterly or annually, or compounded.

      SBM offers various series of single-payment investment certificates. SBM's face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities.

      ACFC is a mortgage broker and lender that originates residential and commercial loans. SBMS I is an issuer of privately placed investment notes to accredited investors, but has not yet completed any offerings to investors.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      The preparation of consolidating financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

      Principles of Consolidating

      The consolidating financial statements include the accounts of SBM and its wholly-owned subsidiaries, ACFC and SBMS I. SBM and SBMS I are presented in consolidated form and ACFC is separately presented in the consolidating financial statements. All significant intercompany balances and transactions have been eliminated.

      Reclassification

      Certain balances on the December 31, 2001 Statements of Operations have been reclassified to conform to the December 31, 2003 and 2002 financial statement presentation.

      Cash and Available-for-Sale Securities

      Fixed maturity and equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of taxes, reported as a separate component of shareholder's equity in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The amortized cost of fixed maturity securities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization or accretion is computed using the interest method and is included in investment income. Anticipated prepayments on mortgage-backed securities are considered in determining the effective yield on such securities. If a difference arises between anticipated and actual prepayments, the carrying value of the investment is adjusted with a corresponding charge or credit to investment income. Interest and dividends are included in investment income.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Cash and Available-for-Sale Securities (Continued)

      Cash and cash equivalents consist of highly liquid investments with maturities of three months or less from the time of purchase. Security transactions are accounted for on the date the order to buy or sell is executed. Realized gains and losses on the sale of investments are determined based upon the specific identification method.

      Mortgage Notes Held for Sale

      Mortgage notes receivable held for sale are carried at the lower of cost or market value. Loan origination fees and discount points paid by borrowers and the incremental direct costs of originating the loans are capitalized until the loans are sold or paid off. The market value is determined by evaluating, on a loan by loan basis, the note receivable expected loan payments and the market value of the real estate securing the loan.

      Mortgage Notes Held for Investment

      Mortgage notes held for investment are carried at amortized cost net of loan origination fees and discount points paid by borrowers and the incremental direct costs of originating the loans. These fees and costs are capitalized and amortized through maturity. If necessary, a loan loss reserve is recognized for management's estimate of unrecoverable amounts. Unrecoverable balances are determined by management based on an evaluation of the borrower and the value of the real estate securing the loan.

      Investment in Real Estate Partnerships

      Investment in real estate partnerships consists of ownership in three partnerships that directly acquire or develop real estate. The Company is a limited partner in all three partnerships and, therefore, accounts for the investment using the equity method. Profits and losses and distributions are governed by the individual partnership agreements.

      The investment in real estate partnerships is recorded in accordance with the equity method of accounting. Under the equity method of accounting, the investment in the partnerships is carried at cost and is adjusted for the Company's share of the partnerships' results of operations, is increased by the cash contributions made and commitments to make future additional contributions and is decreased by the cash distributions received by the Company.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Investment in Real Estate Partnerships (Continued)

      The equity in the loss of each partnership allocated to the Company is not recognized to the extent that the investment balance would become negative.

      Real Estate Tax Lien Certificates

      Real estate tax lien certificates are investments comprised of delinquent real estate tax bills purchased from municipalities. The investments are secured by a first lien on the respective properties on which the tax is owed. They are carried at cost and, if necessary, a reserve is recognized for management's estimates of unrecoverable amounts.

      Residual Mortgage Certificate

      The residual mortgage certificate represents an ownership interest in a securitization trust. The assets of the securitization trust consist of mortgage loans secured by first liens on residential real properties having original terms to stated maturity of not greater than 30 years.

      The residual mortgage certificate represents a subordinate right to receive excess cash flow, if any, generated by the related mortgage pool. A holder of a residual mortgage certificate has the right to receive the difference, if any, between the interest payments due on the mortgage loans sold to the securitization trust and the interest payments due, at the pass-through rates, to the holders of the pass-through certificates of the same series, less contractual servicing fees, trustee fees and any insurer premiums, reimbursements and other costs and expenses of administering the securitization trust. The Company will receive cash payments only if there are any amounts remaining following payment by the securitization trust of all amounts owing on all other securities issued by that securitization trust and the payment of expenses.

      The excess cash flow of a securitization trust in any month is applied:

            o first, to cover any losses on the mortgage loans in the related mortgage pool;

            o second, to reimburse the insurer, if any, of the related series of pass-through certificates for amounts paid by or otherwise owing to that insurer;

            o third, to build or maintain the overcollateralization for that securitization trust at the required level by being applied as an accelerated payment of principal to the holders of the pass-through certificates of the related series;

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Residual Mortgage Certificate (Continued)

            o fourth, to reimburse holders of the subordinated certificates of the related series of pass-through certificates for unpaid interest and for any losses previously allocated to those certificates;

            o     fifth, to the related residual mortgage certificate.

      The fair value of a residual mortgage certificate is determined by using certain assumptions regarding the underlying mortgage loans. These estimates primarily include: future rate of prepayment, credit losses, and the discount rate used to calculate present value. The value of the residual mortgage certificate represents the discounted future cash flows from such certificate based upon management's best estimate. Management monitors the performance of the loans underlying each certificate and any changes in the estimates and assumptions (and consequent changes in value of the certificate) is reflected in interest income in the quarter in which any such change in estimate is made. Although management believes that the assumptions it uses are reasonable, there can be no assurance as to accuracy of the assumptions or estimates. Interest is recognized based on an effective yield over the estimated life of the certificate. Cash in excess of the income earnings under the effective yield is either a reduction of principal or deferred and reflected as deferred revenue on the balance sheet based on management's estimates of future cash flows.

      Real Estate Owned

      Real estate properties acquired through, or in lien of, loan foreclosure are initially recorded at the lower of cost or market value at the date of foreclosure. After foreclosure, valuation analyses are periodically performed by management to determine whether subsequent write-downs to the carrying value are necessary. Additional expenditures related to maintaining the value of the property are capitalized to the basis of the real estate. Real estate owned by the Company is held for sale.

      Deferred Acquisition Costs

      Costs of issuing new face-amount certificates, principally commissions, have been deferred. These costs are amortized on a straight-line basis over the initial maturity period of the certificates.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Certificate Liability

      Face-amount certificates issued by the Company entitle certificate holders, who have made either single or installment payments, to receive a definite sum of money at maturity. The certificate liability accrues interest, and cash surrender values are less than the accumulated certificate liability prior to maturity dates. The certificate liability accumulation rates, cash surrender values, certificate liability and certificate reserves, among other matters, are governed by the 1940 Act.

      Following the acquisition of SBM's predecessor by State Bond on July 19, 2000, a methodology for calculating the certificate liability was adopted and implemented, whereby the certificate liability is carried at the certificate's surrender value. Application of this method of calculating the liability resulted in a reduction of the certificate liability, net of tax, of $1,259,530 at Acquisition. This amount is reflected as an adjustment to the accumulated deficit of shareholder's equity.

      Following the Acquisition by Geneva on December 5, 2003, the certificate liability is carried at the account value less an estimate for early surrender charges based on the Company's history with regard to early surrenders. These methods are in accordance with accounting principles generally accepted in the United States of America.

      Subscription and Note Payable

      Subscription and note payable represent contractual commitments of the Company to invest funds in real estate partnerships at a future date.

      Income Taxes

      The Company accounts for income taxes using the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying and tax bases of assets and liabilities. A valuation allowance is recorded if, based upon the evidence available, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Goodwill

      Goodwill for the year ended December 31, 2003 resulted from the Acquisition transaction that closed on December 5, 2003 (See Note 1). Goodwill for the year ended December 31, 2002 resulted from a previous acquisition transaction, which closed on July 19, 2000. Beginning in fiscal year 2002 with the adoption of SFAS No. 142, goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. The Company adopted the provisions of SFAS No. 142 on January 1, 2002.

      Fixed Assets

      Fixed assets are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

      Revenue Recognition

      The Company recognizes interest and dividend income on investments and mortgage interest income when earned on an accrual basis. Income from investment on the residual mortgage certificate is earned on an effective yield method. Revenue earned from the origination and brokering of loans is recognized upon the sale of the loan to an investor or third party. Gains and losses from the sales of investments are recognized at the date of sale of the investment.

      Advertising Costs

      The Company expenses the costs of advertising as incurred. Advertising expense for the years ended December 31, 2003, 2002 and 2001 was $0, $361,739, and $93,422, respectively.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 3 - AVAILABLE-FOR-SALE SECURITIES

      The amortized cost and estimated fair values of available-for-sale securities were as follows:

                                                           Gross             Gross
December 31, 2003                          Cost       Unrealized Gain   Unrealized Loss    Fair Value
                                       -----------    ---------------   ---------------    ----------
Fixed Maturities
    Corporate debt securities          $ 1,173,538        $  3,000         $   13,500      $1,163,038
    U.S. Treasury securities
      and obligations of U.S.
      government agencies                  322,739              --                178         322,561
    Obligations of state and
    political subdivisions                   5,000               5                 --           5,005
                                       -----------        --------         ----------      ----------

Total fixed maturities                   1,501,277           3,005             13,678       1,490,604
Equity Securities                        5,204,048         205,575                 --       5,409,623
                                       -----------        --------         ----------      ----------

       Total available-for-sale
           securities                  $ 6,705,325        $208,580         $   13,678      $6,900,227
                                       ===========        ========         ==========      ==========

December 31, 2002
Fixed Maturities
    Corporate debt securities          $ 4,063,076        $     --         $  504,361      $3,558,715
    U.S. Treasury securities
      and obligations of U.S.
      government agencies                  366,298           1,997                 --         368,295
      Foreign governments                       --
      Asset-backed securities                   --
    Obligations of state and
      political subdivisions                70,156           5,096                 --          75,252
                                       -----------        --------         ----------      ----------

Total fixed maturities                   4,499,530           7,093            504,361       4,002,262
Equity Securities                        6,745,980              --          1,558,080       5,187,900
                                       -----------        --------         ----------      ----------

         Total available-for-sale
            securities                 $11,245,510        $  7,093         $2,062,441      $9,190,162
                                       ===========        ========         ==========      ==========

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 3 - AVAILABLE-FOR-SALE SECURITIES (Continued)

      The amortized cost and estimated fair value of fixed maturity available-for-sale securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties and because mortgage-backed securities provide for periodic payments throughout their life.

                                 December 31, 2003               December 31, 2002
                            --------------------------      --------------------------
                                             Estimated                       Estimated
                               Cost         fair value         Cost         fair value
                            ----------      ----------      ----------      ----------
FIXED MATURITIES
  Due in one year
   or less                  $  547,976      $  547,981      $  780,640      $  749,768
  Due after one year
   through five years           55,078          55,078       1,291,607       1,382,023
  Due after five years
   through ten years               321             299          51,360          56,735
  Due after ten years          897,902         887,246       2,375,923       1,813,736
                            ----------      ----------      ----------      ----------

Total fixed maturities      $1,501,277      $1,490,604      $4,499,530      $4,002,262
                            ==========      ==========      ==========      ==========

      Gains of $71,757, $389,709, and $64,966 were realized on sales of fixed maturities classified as available-for-sale for the years ended December 31, 2003, 2002, and 2001, respectively.

      Gains (losses) of ($431,700), $83,012, and $3,731 were recognized on equity securities sold during 2003, 2002 and 2001, respectively.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 4 - COMPREHENSIVE INCOME

      Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including net income and the change in unrealized gains or losses on the Company's available-for-sale securities.

      The following table reconciles, for available-for-sale securities, the net unrealized gain (loss) arising during the period and the change in net unrealized gains (losses) as reported on the accompanying consolidating statements of shareholder's equity. Amounts are reported net of related tax.

                                                    Year Ended December 31,
                                           ------------------------------------------
                                              2003             2002            2001
                                           ----------      -----------       --------
      Net unrealized gain (loss)
        arising during period on
        available-for-sale securities      $1,667,399      $(1,985,559)      $ 50,079

      Reclassification adjustment
        for net realized (gains)
        losses included in net
        income                                336,512         (287,237)       (45,422)

      Acquisition Adjustment
        (Fair value)                          246,339               --             --
                                           ----------      -----------       --------

      Change in net unrealized gains
        (losses) on available-for-
        sale securities                    $2,250,250      $(2,272,796)      $  4,657
                                           ==========      ===========       ========

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 5 - FIXED ASSETS

      Fixed assets are as follows as of December 31, 2003 and 2002:

                                           2003          2002
                                         --------      --------

      Land and building                  $125,236      $129,887
      Furniture and fixtures               22,085        23,512
      Computer equipment                   84,084       108,152
                                         --------      --------

        Total cost                        231,405       261,551
        Less accumulated depreciation       1,078        46,134
                                         --------      --------

                                         $230,327      $215,417
                                         ========      ========

NOTE 6 - MORTGAGE NOTES HELD FOR SALE

      At December 31, 2003, the Company held residential and commercial mortgage notes for sale of $8,195,803. Mortgage notes held for sale totaling $2,009,750 have purchase commitments from investors and in 2004 the Company sold these mortgage notes. As a result of the sale of these mortgage notes, the Company received funds totaling $2,029,592 from the sale, recognized income in the amount of $19,842, and repaid borrowings from the warehouse lines of credit of $2,009,750. The remaining $6,186,053 of mortgage notes held for sale do not have purchase commitments from investors, but it is the Company's intention to sell the notes to a buyer under certain favorable market conditions. The notes accrue interest at rates ranging from 4.125% to 14.5%, are secured by real property and have maturity dates through February 2033. The Company has begun foreclosure proceedings on mortgage notes held for sale totaling $382,110. At December 31, 2002, the Company held residential and commercial mortgage notes receivable for sale of $13,163,828, net of capitalized origination fees of $153,509 and deferred direct loan costs of $48,204.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 7 - MORTGAGE NOTES HELD FOR INVESTMENT

      The Company holds mortgage notes receivable as of December 31, 2003 as long-term investments with a total carrying value of $7,795,206. These notes are serviced by the Company and are secured by real property. The notes accrue interest at rates ranging from 6% to 12% with maturity dates through November 2006.

NOTE 8 - WAREHOUSE FACILITIES

      As part of its mortgage lender operations, ACFC has established warehouse lines of credit . The warehouse facilities provide funds to ACFC to purchase mortgage notes in connection with ACFC's mortgage lender operations.

      SBM Certificate Company

      A warehouse line of credit was established on May 21, 2002 between SBM-MD and ACFC. The available line of credit is for an amount up to $4,500,000. Interest is payable at the Wall Street Journal's Prime plus 2% (prime was 4.0% at December 31, 2003). Borrowings under the line are secured by the mortgage note receivable purchased with the funds advanced. Borrowings are repaid to SBM when ACFC sells the loans to investors. As of December 31, 2003, the outstanding principal on the line of credit is $934,750. Mortgage notes receivable held for sale with an aggregate carrying value of $934,798 are collateral for the line of credit. Such amount has been eliminated in consolidation.

      Provident Bank

      ACFC established a warehouse line of credit with Provident Bank for an amount up to $3,000,000. Interest is payable at the earlier of 45 days from when funded or when the mortgage notes are sold. Interest is payable at the 30-day LIBOR Rate plus 2% (30-day LIBOR Rate was 1.12% at December 31, 2003). As of December 31, 2003, the outstanding balance of this warehouse line of credit is $1,222,000, which is secured by mortgage notes held for sale with an aggregate carrying value of $1,225,939.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 9 - REAL ESTATE TAX LIEN CERTIFICATES

      The Company held investments in real estate tax lien certificates at December 31, 2003 in the amount of $460,252. These certificates are purchased at a premium and interest is earned based on a fixed rate of 20% on the outstanding taxes owed. Interest income on these investments for the year ended December 31, 2003 and 2002, was $106,289 and $259,768, respectively, and accrued interest at December 31, 2003 and 2002, was $121,803 and $195,877, respectively. The Company recovers the cost of its investment plus unpaid accrued interest from pass through payments from the municipality, which receives payments directly from the taxpayers. The Company may also recover the cost of its investment plus accrued interest by exercising its rights to foreclose on the underlying properties within a two-year period from the date of investment purchase.

NOTE 10 - RESIDUAL MORTGAGE CERTIFICATE

      The Company holds a residual mortgage certificate in the amount of $2,685,180 as of December 31, 2003. The fair value of the investment represents the discounted cash flows the Company expects to receive in the future from the investment based on management's estimate. The primary factors in determining future cash flows are future rate of prepayment of the mortgage loans in the securitization trust, credit losses on these mortgage loans, the unpaid principal balance of the mortgage loans, and the discount rate used to calculate present value. Interest income from the residual mortgage certificate for the year ended December 31, 2003 was $869,601. Interest is calculated based on the Company's estimates of the effective yield of the investment. Factors in determining the effective yield include the weighted average coupon rate of the underlying mortgage notes, the interest rate of the pass-through certificates in the securitization trust, and the rate of default on interest payments. Cash received from the securitization trust in excess of the estimated effective yield is recorded as deferred revenue or applied to principal, based on management's estimates of future cash flows.

NOTE 11 - REAL ESTATE OWNED

      As of December 31, 2003 and 2002, the Company has real estate owned consisting of two properties with a total carrying value of $2,285,509 and $2,647,095, respectively. These properties are held for sale.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 12 - PROPERTY HELD FOR SALE

      On September 30, 2001, SBM Financial through its sole member, 1st Atlantic, contributed a beneficial interest in a property consisting of land and building held for sale as additional paid in capital to the Company which totaled $410,087 at the date of contribution to the Company. The basis in the property at the contribution date is the original cost basis of the shareholders of 1st Atlantic at the date of the original contribution to 1st Atlantic (September 30, 1998), increased for the expenditures made by 1st Atlantic and subsequently by the Company in connection with the investment in the property held for sale. As of December 31, 2001, the carrying amount of the property was $419,923.

      On December 31, 2002, the Company closed on a contract with an unrelated third party for the sale of this property, which had a carrying value of $524,648 at December 31, 2002. Under the terms of the contract, the sales price was $2,332,000. Proceeds were received in the form of mortgage notes of $1,742,000 and $490,000 and cash held in an escrow in the amount of $100,000. In connection with the sale, the Company paid $979,065 for real estate tax liens and other costs during 2003. The amount of $865,000 was accrued as a real estate liability at December 31, 2002. The gain on the sale of the property was not realized in 2002 and was classified as deferred revenue as of December 31, 2002 in accordance with SFAS 66, "Accounting for Sales of Real Estate." The gain is recognized under the installment method as cash is received in accordance with SFAS 66. On June 17, 2003, net proceeds of $1,624,174 were received by the Company as payment for the outstanding mortgage notes. This payment was net of certain real estate tax liens and other closing costs. In addition, the Company paid an additional $271,473 of real estate liabilities, resulting in a realized gain of $828,053 from the sale of the property during 2003.

NOTE 13 - INVESTMENT IN REAL ESTATE PARTNERSHIPS

      On December 12, 2003, Geneva contributed, as additional paid in capital, its limited partner interest in a real estate partnership to the Company. Geneva had funded $500,000 to the real estate partnership as of December 12, 2003 and also had a subscription commitment to fund an additional $1,000,000 at a future date. At the date of this contribution, the Company assumed the interest in the partnership of $1,500,000 and the subscription payable of $1,000,000. The $1,000,000 subscription payable was funded by the Company in 2004.

      The Company is a member of a partnership formed for the purpose of developing certain commercial real estate. The Company's ownership percentage is 16% of the partnership and under the terms of the operating agreement the Company is obligated to make total equity contributions totaling $8,000,000. The Company is also entitled to a preferred distribution of

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 13 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

      4% per annum on its total funds contributed to the partnership. On August 31, 2003 the Company funded $2,000,000 of its equity contribution obligation and entered into a note agreement with a total principal due of $5,900,000 and interest accruing at the rate of 4% per annum for its remaining equity contributions. Total principal and interest payments to be made under the note agreement are $6,000,000. On December 4, 2003 the Company made its first payment obligation of principal and interest under the note totaling $2,000,000. As of December 31, 2003, the carrying value of the investment is $7,916,335 and the note payable plus accrued interest is $3,902,802. The note bears interest at 4% per annum and the entire note obligation becomes due in 2004. Principal and interest payments to be made by the Company in 2004 for the note obligation will total $4,000,000. The Company's partnership interest secures the note payable. For the year ended December 31, 2003, the partnership had a net loss of $443,849. As of December 31, 2003, the partnership had assets of $11,814,628, liabilities of $373,469 and equity of $11,441,159.

      On December 31, 2003, Geneva contributed to the Company as additional paid in capital a limited partner interest in a partnership formed to acquire certain commercial real estate. Geneva had funded $320,000 to the real estate partnership as of December 31, 2003, which is the Company's carrying value of the investment as of December 31, 2003.

NOTE 14 - DUE FROM SHAREHOLDER

      During 2002, members of management of the Company discovered facts regarding several transactions which raised concerns that certain conduct by the Company's Chairman of the Board and Chief Executive Officer, John
      J. Lawbaugh, failed to comply with provisions of the 1940 Act prohibiting transactions with affiliated persons of registered investment companies, caused the Company to fail to comply with disclosure requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, and diverted cash assets of the Company during 2000, 2001, and 2002 to himself directly or indirectly in the amount of approximately $1,769,000, of which $900,000 was repaid by him to the Company.

      As a result, on August 16, 2002, the Board of Directors removed Mr. Lawbaugh from his position as Chairman of the Board and Chief Executive Officer and suspended his authority to act for or bind the Company with respect to any transactions. The Company filed its Form 8-K, Current Report dated October 3, 2002, with the SEC on October 4, 2002. The Form 8-K summarizes the nature of the transactions and discusses various related matters. The financial statements for 2001 and 2000 were reissued to give effect to the transactions discussed below in the financial statements of the respective years.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 14 - DUE FROM SHAREHOLDER (Continued)

      Due from shareholder represents amounts paid to John J. Lawbaugh, directly or through companies affiliated with Mr. Lawbaugh and other costs incurred by the Company as a result of these transactions. As of December 31, 2002, and 2001, these amounts totaled $1,218,181 and $812,218, respectively. An allowance for uncollectible amounts due from shareholder has been recorded for the full amount due as of December 31, 2002 and 2001 with a corresponding charge to operations. The allowance totaled $1,218,181, and $812,218, as of December 31, 2002 and 2001, respectively. For the year ended December 31, 2003, the charge for reserve for losses for the due from shareholder totaled $141,392. In conjunction with the Acquisition, the Company received $1,357,026 as payment for the due from shareholder amount of $1,359,573 outstanding as of the date of the Acquisition (See
      Note 1).

      Due from shareholder consists of the following transactions:

      (a) During 2002, origination and other fees totaling $56,700 were paid to other entities controlled by Mr. Lawbaugh with respect to two loans held by the Company. $16,500 was previously recorded in the mortgage notes receivable balance and was adjusted as a reduction of the mortgage notes held for sale and a corresponding amount due from shareholder. The remaining $40,200 was credited to income and a corresponding amount due from shareholder.

      (b) During 2001, origination and other fees totaling $154,952 were paid to other entities controlled by Mr. Lawbaugh with respect to two loans originated by the Company. The amounts were previously recorded in the mortgage notes receivable balance and are adjusted to record a reduction of the mortgage notes held for sale and a corresponding amount due from shareholder.

      (c) During 2001, pursuant to the instructions of Mr. Lawbaugh, a cash payment of $84,000 was made to Mr. Lawbaugh's personal bank account by an escrow agent from funds provided by the Company to the escrow agent for the purchase of a mortgage note. The amounts were previously recorded in the mortgage notes receivable balance and are adjusted to record a reduction of the mortgage notes held for sale and a corresponding amount due from shareholder. With respect to the origination fees of $111,279 on one of the loans discussed in (b) above and the $84,000 discussed in (c) above, the borrower sold the property out of bankruptcy court to an unrelated third party in 2002. The Company entered into a new loan agreement with the purchaser in the amount of $1,050,000. This note was subsequently paid in full in 2003.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 14 - DUE FROM SHAREHOLDER (Continued)

      (d) An interest escrow account was established for the benefit of a borrower in the amount of $42,286. This amount was funded by the Company in connection with a mortgage loan at the closing of the loan. Mr. Lawbaugh subsequently transferred the interest escrow account to his personal control. The liability to the borrower was previously omitted from the Company's financial statements and is adjusted to record an amount due from shareholder and a corresponding liability for the benefit of the borrower.

      (e) Cash payments of $188,744 were made to a bank account controlled by Mr. Lawbaugh in connection with the purchase of real estate tax lien certificates held for investment by the Company. The payment was made to an account controlled by Mr. Lawbaugh by the settlement agent pursuant to the instructions of Mr. Lawbaugh. The amount was previously recorded as an investment in real estate tax lien certificates and is adjusted to record a reduction of the tax lien certificates and a corresponding amount due from shareholder.

      (f) During 2000, an escrow held by a title company in the amount of $250,000 was transferred, pursuant to the instructions of Mr. Lawbaugh, to a bank account controlled by Mr. Lawbaugh. The amount was reflected as a cash escrow as of December 31, 2000 and was adjusted to record a reduction of the escrow and a corresponding amount due from shareholder.

      (g) During 2000, origination fees totaling $42,236 with respect to two loans originated by the Company were diverted from the Company to bank accounts controlled by Mr. Lawbaugh. The amounts were previously recorded in the mortgage notes receivable balance and are adjusted to record a reduction of the mortgage notes held for sale and mortgage notes held for investment and a corresponding amount due from shareholder.

      (h) During 2000, extension fees of $50,000 paid by a borrower related to the purchase of a mortgage loan from a third party by the Company were diverted from the Company and deposited to a bank account controlled by Mr. Lawbaugh. An adjustment has been made to record the fees as income to the Company during 2000 with a corresponding amount due from shareholder.

      (i) The Company has incurred legal, accounting and other costs in connection with the above transactions. These costs total $490,655 and have been billed to Mr. Lawbaugh and recorded to due from shareholder.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 14 - DUE FROM SHAREHOLDER (Continued)

      The following summarizes the impact of those transactions on the Company for the respective periods:

                               YEAR ENDED          YEAR ENDED         YEAR ENDED          YEAR ENDED
                           DECEMBER 31, 2003   DECEMBER 31, 2002   DECEMBER 31, 2001   DECEMBER 31, 2000        TOTAL
                           -----------------   -----------------   -----------------   -----------------     ------------
Qualified Assets                $(141,392)         $ (56,700)        $(1,396,907)          $(292,236)        $(1,887,235)
Additional Paid in Capital      $      --          $      --         $  (707,550)          $      --         $  (707,550)
Shareholder's Equity            $(141,392)         $(265,762)        $(1,146,957)          $(292,236)        $(1,846,347)
Net Loss                        $(141,392)         $(365,763)        $  (439,407)          $(292,236)        $(1,238,798)

NOTE 15 - SIGNIFICANT EVENTS

      During 2002, management of the Company discovered facts that came to its attention regarding several transactions involving the Company (See Note
      14). Due to the discovery of these transactions, on August 16, 2002, the Company's Board of Directors removed Mr. Lawbaugh from his position as Chairman of the Board and Chief Executive Officer. The Board of Directors also authorized an investigation to determine the scope and impact of the transactions on the financial statements and to determine if there were any other inappropriate transactions involving the Company. The investigation was performed by the Company's management and overseen by two independent directors and the Company's independent auditors. As a result of this investigation, it was determined that assets of the Company were diverted to Mr. Lawbaugh, directly or indirectly, in the amount of approximately $1,769,000, of which $900,000 was repaid by Mr. Lawbaugh to the Company, and certain federal securities laws were violated (See Note
      14).

      Based on these facts, the Company amended and restated its financial statements for the years ended December 31, 2001 and 2000, and amended all annual and quarterly SEC filings affected to properly disclose the nature and affects of these transactions. Also, due to the discovery of these transactions, the Company suspended the sale of its face-amount certificates on August 16, 2002 and sales have not yet resumed as of the date of the audit report.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 16 - CERTIFICATE LIABILITY

      The Company's certificate liability consists of the statutory certificate liability and the additional certificate liability. The statutory certificate liability is calculated based on Section 28(a) of the 1940 Act. The Company maintains an additional certificate liability amount in excess of the statutory liability. This additional liability plus the statutory liability is equal to the certificates' account value, less an estimate for early surrender charges.

      The total certificate liability at December 31 is summarized as follows:

                                                                                        Average
                                                2003                   2002          Interest Rate
                                            ------------           ------------      -------------
     Fully-paid certificates:

     Single-payment 500 series              $ 33,623,006           $ 31,477,064          6.19%
     Installment                               1,636,347              1,148,426          6.19%
     Optional settlement                         336,188                157,767          6.19%
                                            ------------           ------------

                                              35,595,541             32,783,257
                                            ------------           ------------

     Installment certificates:
       Reserves to mature, by series
         120 and 220                             314,348                323,515          6.19%
         315                                      32,533                 82,054          6.19%
                                            ------------           ------------

                                                 346,881                405,569
                                            ------------           ------------

     Total certificate liability            $ 35,942,422           $ 33,188,826
                                            ============           ============

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 17 - FAIR VALUES OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair values of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment was required to develop these estimates. Accordingly, the estimates are not necessarily indicative of the amounts which could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

                                            December 31, 2003                  December 31, 2002
                                       ----------------------------      ----------------------------
                                        Carrying         Estimated        Carrying         Estimated
                                          Value          Fair Value         Value          Fair Value
                                       -----------      -----------      -----------      -----------
      Assets
        Available-for-sale
          Securities                   $ 6,900,227      $ 6,900,227      $ 9,190,162      $ 9,190,162
        Mortgage notes held
          for sale                       8,195,803        8,215,645       13,163,828       13,389,186
        Mortgage notes held
          for investment                 7,795,206        7,795,206               --               --
        Investment in real estate
          partnerships                   9,736,335        9,736,335               --               --
        Real estate tax lien
          certificates                     460,252          460,252        1,632,437        1,632,437
        Real estate owned                2,285,509        2,285,509        2,647,095        2,805,000
        Residual mortgage
          certificates                   2,685,180        2,685,180        4,038,607        4,038,607
        Certificate loans                   69,738           69,738           77,462           77,462
        Cash and cash
          equivalents                    1,392,115        1,392,115        2,230,886        2,230,886
        Liabilities
        Certificate liability           35,942,422       35,942,422       33,188,826       33,188,826

      The following methods and assumptions were used in estimating fair values:

      Available-for-sale Securities

      Fair values for investments in securities are based on quoted market prices, where available. For available-for-sale securities for which a quoted market price is not available, fair values are estimated using internally calculated estimates or quoted market prices of comparable instruments.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 17 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

      Mortgate Notes Held for Sale

      Fair value is estimated by evaluating, on a loan-by-loan basis, the note receivable's stated interest rate compared to current market interest rates for a comparable note.

      Mortgate Notes Held for Investment

      Fair value of mortgage notes held for investment is estimated by evaluating, on a loan-by-loan basis, the note receivable's stated interest rate compared to current market interest rates for a comparable note.

      Investment in Real Estate Partnerships

      Estimated fair value of the investments in real estate partnerships approximates its carrying value.

      Real Estate Tax Lien Certificates

      Estimated fair value of real estate tax lien certificates approximates their carrying value.

      Real Estate Owned

      Fair value is estimated based on the appraised market value of the real estate.

      Residual Mortgage Certificate

      Estimated fair value of the residual mortgage certificate approximates its carrying value.

      Property Held for Sale

      Estimated fair value of property held for sale is based on a contract for the sale of the property to an unrelated third party.

      Certificate Loans

      The carrying value of certificate loans approximates their fair value.

      Cash and Cash Equivalents

      The carrying amounts of cash and cash equivalents approximate their fair value given the short-term nature of these assets.

      Certificate Liability

      The fair value and carrying value of the certificate liability is based on the cumulative account value of certificateholders less an estimate for early surrender charges.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 18 - INCOME TAXES

      Deferred income taxes reflect the net tax effects of (i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (ii) operating and capital losses. Significant components of the deferred tax liabilities and assets as of December 31, 2003 and 2002 were:

                                                                   2003              2002
                                                               -----------       -----------
      Deferred tax liabilities
        Net unrealized gains on available-for-sale
          securities                                           $    75,232       $        --
        Certificate liability                                       39,335           859,894
                                                               -----------       -----------

           Total deferred tax liabilities                          114,567           859,894
                                                               -----------       -----------

      Deferred tax assets
         Investments                                                65,275                --
         Mortgage notes and real estate owned                      183,350            74,131
         Capital loss carryover                                    121,895                --
         Net operating loss carryforward                         2,759,846         1,950,481
                                                               -----------       -----------

            Total deferred tax assets                            3,130,366         2,024,612

       Valuation allowance for deferred tax assets              (3,015,799)       (1,164,718)
                                                               -----------       -----------

             Net deferred tax assets                               114,567           859,894
                                                               -----------       -----------

             Deferred tax liabilities shown on the
                accompanying consolidating balance sheets      $        --       $        --
                                                               ===========       ===========

      In 2003 and 2002, the Company has provided a valuation allowance for deferred tax assets for net operating loss carryforwards and capital loss carryforwards in which realization of these future benefits cannot be reasonably assured as a result of recurring operating losses and the uncertainty of the Company's ability to realize the capital loss carryforwards. If the Company has capital gains, these capital loss carryforwards would be available to offset such gain, subject to certain limitations. If the Company achieves profitability, these deferred tax assets would be available to offset future income tax liabilities and expense, subject to certain limitations.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 18 - INCOME TAXES (Continued)

      As of December 31, 2003 and 2002, the Company had net operating loss carryforwards of approximately $7,146,158 and $5,053,059, respectively, for income tax purposes which expire in various years through 2023. The Company had capital loss carryforward at December 31, 2003 of approximately $315,625, which will expire in 2007.

      The components of the provision for federal income tax expense consist of the following:

                                                 Year Ended December 31,
                                            -----------------------------------
                                               2003         2002         2001
                                            ---------    ---------    ---------

      Current                               $      --    $      --    $      --
      Deferred                                     --           --     (288,264)
                                            ---------    ---------    ---------

      Total federal income tax benefit      $      --    $      --    $(288,264)
                                            =========    =========    =========

      Federal income tax expense differs from that computed by using the income tax rate of 34%, as shown below.

                                                           Year Ended December 31,
                                                -------------------------------------------
                                                   2003             2002             2001
                                                -----------       ---------       ---------
      Income tax benefit at
        statutory rate                          $  (711,654)      $(915,618)      $(441,577)
      State tax benefit, net of federal
        tax benefit                                 (96,282)       (188,510)        (86,968)
      Increase in valuation allowance
        related to capital loss and
        NOL carryovers                            1,851,081         740,601         571,667
      Decrease in contingent tax liability               --              --              --
      Dividend received deduction                        --              --              --
      Certificate liability adjustment             (820,559)        289,396        (287,735)
      Mortgage notes marked to market                19,842          74,131              --
      Tax-exempt interest                                --              --         (12,000)
      Other                                        (242,428)             --         (31,651)
                                                -----------       ---------       ---------

      Total federal income tax benefit          $        --       $      --       $(288,264)
                                                ===========       =========       =========

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 19 - RELATED PARTY TRANSACTIONS

      SBM Financial provides the Company with administrative services pursuant to an Administrative Services Agreement. This agreement stipulates that SBM Financial shall provide certain administrative and support services for the Company. Services include use of SBM Financial's property and equipment, facilities and personnel needed for SBM-MD's daily operations. For providing such services, SBM Financial earns an annual fee from the Company calculated at either 1% of the Company's average certificate liability balances, or an amount not to exceed $2,500,000. The charge is determined monthly by SBM Financial and the Company's management based on the costs incurred by SBM Financial for such administrative and support services. During 2003, 2002 and 2001, a fee was charged totaling $1,029,800, $1,794,700 and $1,078,839, respectively, and payments for such fees were $1,029,800, $1,794,700 and $1,119,128, respectively.

      On December 12, 2003, Geneva contributed as additional paid in capital a $500,000 interest in a real estate partnership and $1,000,000 cash to the Company. In addition, on December 31, 2003, Geneva contributed as additional paid in capital a $320,000 limited partner interest in a real estate partnership.

      On September 30, 2001, SBM Financial contributed as additional paid in capital a mortgage note to the Company which totaled $1,136,047 at that date. On June 30, 2002 SBM Financial contributed an additional mortgage note which totaled $639,227.

      On September 30, 2001, SBM Financial through its sole member, 1st Atlantic, contributed as additional paid in capital to the Company a beneficial interest in a property consisting of land and building held for sale which totaled $410,087 at the date of the contribution. The basis in the property at the contribution date is the original cost basis of the shareholders of 1st Atlantic at the date of the original contribution to 1st Atlantic (September 30, 1998), increased for the expenditures made by 1st Atlantic and subsequently by the Company in connection with the investment in the property held for sale. As of December 31, 2001, the carrying amount of the property was $419,923. On December 31, 2002, this property was sold (See Note 12).

      The Company made a mortgage loan to a partnership in which an affiliate owned a 51% interest. As of December 31, 2001, the outstanding principal balance of the mortgage note was $378,950 and accrued interest totaled $59,104. In April 2002, the outstanding principal balance of the mortgage note and accrued interest was paid in full satisfaction on the receivable in the amount of $533,120.

      A director of the Company provided legal services to the Company throughout 2001 totaling $8,150.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 19 - RELATED PARTY TRANSACTIONS (Continued)

      Due from shareholder totaling $1,218,181 as of December 31, 2002, represents amounts paid to John J. Lawbaugh, the majority shareholder of 1st Atlantic, directly or through companies affiliated with the shareholder and other costs incurred by the Company related to those transactions. An allowance has been recorded in the full amount due from shareholder (See Notes 14 and 15).

      Related party receivable and related party payable represents certain advances made by the Company to affiliates and advances the Company has received from affiliates. Most advances relate to operational transactions. As of December 31, 2003 and 2002, related party receivables total $219,371 and $129,351 respectively. As of December 31, 2003 and 2002, related party payables total $49,130 and $117,925, respectively.

      A warehouse line of credit has been established between SBM and ACFC (See
      Note 8).

NOTE 20 - SHAREHOLDER'S EQUITY AND REGULATORY MATTERS

      The Company is subject to restrictions relating to its regulatory capital requirements under the 1940 Act. The Company is required to establish and maintain qualified assets (as defined in Section 28(b) of the 1940 Act) having a value not less than the aggregate of certificate reserves (as calculated under Section 28(a)) plus $250,000 ($33.1 million and $31.6 million at December 31, 2003 and 2002, respectively). The Company had qualified assets (at amortized cost) of $33.6 million and $32.3 million at those respective dates.

      For purposes of determining compliance with the foregoing provisions, qualified assets are valued in accordance with District of Columbia Insurance Laws (the "D.C. Laws") as required by the 1940 Act. Qualified assets for which no provision for valuation is made in the D.C. Laws are valued in accordance with rules, regulations, or orders prescribed by the SEC. These values are the same as the financial statement carrying values, except that for financial statement purposes, available-for-sale securities are carried at fair value. For qualified asset purposes, available-for-sale securities are valued at amortized cost.

      Pursuant to the required calculations of various states, the provisions of the certificates, depository agreements, and the 1940 Act, qualified assets of the Company were deposited with independent custodians and invested in certain investments to meet certificate liability requirements as of December 31, 2003 and 2002, as shown in the following table. Certain assets on deposit are not considered qualified assets for the purposes of this calculation because they are reserved for the repayment of existing liabilities. Certificate loans, secured by applicable certificate liabilities, are deducted from certificate reserves in computing deposit requirements.

                    SBM Certificate Company and Subsidiaries

                        December 31, 2003, 2002, and 2001

NOTE 20 - SHAREHOLDER'S EQUITY AND REGULATORY MATTERS (Continued)

                                                       December 31,
                                              -------------------------------
                                                  2003               2002
                                              ------------       ------------

Qualified assets on deposit:
    Central depositories                      $ 39,496,410       $ 35,182,213
    State governmental authorities                 263,516            270,899
                                              ------------       ------------

Total qualified assets on deposit             $ 39,759,926       $ 35,453,112

Less: Qualified assets reserved by
           Provident warehouse line           $ (1,222,000)      $ (2,547,954)
Less: Qualified assets reserved by
           subscription and note payable      $ (4,902,802)      $         --
Less: Qualified assets reserved for
           real estate liens                            --           (590,000)
                                              ------------       ------------

Total qualified assets                        $ 33,635,124       $ 32,315,158
                                              ============       ============

Certificate reserve under Section 28(a)       $ 32,912,452       $ 31,418,457
Less: Certificate loans                            (69,738)           (77,462)
Plus: Base capital requirement                     250,000            250,000
                                              ------------       ------------

Required deposits                             $ 33,092,714       $ 31,590,995
                                              ============       ============

                                     PART II

Item 13. Other Expenses of Issuance and Distribution

The Registrant pays registration fees pursuant to rule 24f-2 of the Investment Company Act of 1940. The securities covered by this Registration Statement are offered by Registrant on a continuous basis. All expenses of issuance and distribution, including printing, legal, accounting and related miscellaneous expenses, are paid by the Registrant.

Item 14. Indemnification of Directors and Officers

Under Section 2-418 of Maryland General Corporation Law, a corporation may indemnify certain directors, officers, employees, or agents. Consistent with Maryland Law, Article Seventh (E) (viii) of Registrant's Articles of Incorporation ("Articles") permits it to indemnify its Directors and officers to the fullest extent permitted by law. In addition, Article X of Registrant's By-Laws permits it to insure and indemnify its Directors, officers, and employees and agents to the fullest extent permitted by law. The above-cited provisions of Registrant's Articles and By-Laws, which have been filed as exhibits to this Registration Statement, are incorporated by reference into this Item to the extent necessary to respond to this item.

Various agreements that Registrant has entered or will enter into contain provisions for the indemnification of Registrant's officers and directors to the extent permitted by applicable law. These agreements have been filed as exhibits to this Registration statement, and are hereby incorporated by reference into this Item to the extent necessary to respond to this item.

Item 15. Recent Sales of Unregistered Securities

None

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

(2)(a) Stock Purchase Agreement dated March 28, 2000 by and among 1st Atlantic Guaranty Corporation, SBM Certificate Company, and ARM Financial Group (Exhibits omitted), incorporated by reference to Exhibit (2) to form 8-K dated March 28, 2000 of 1st Atlantic Guaranty Corporation (File No. 333-41361).

(2)(b) Stock Purchase Agreement By and Between Mark D. Taylor, Bankruptcy Trustee, in his Capacity as Representative of John J. Lawbaugh Bankruptcy Estate and Geneva Capital Partners, LLC dated as of December 2, 2003, incorporated by reference to Exhibit 99.3 to Company's Form 8-K dated December 2, 2003 (File No. 811-6268).

(2)(c) Term Sheet Between Trustee, 1st Atlantic, Geneva, APT Creditors, SBM Financial, SBM Certificate Company, ACFC, and Escrow Agent dated November 7, 2003, incorporated by reference to Exhibit 99.2 to Company's Form 8-K dated December 2, 2003 (File No. 811-6268).(3)(a) Articles of Incorporation of the Company, incorporated by reference to Exhibit (3)(a) to Post-Effective Amendment No. 11 to Registration Statement No. 33-38066 filed on September 28, 2000.

(3)(a)(i) Certificate of Correction of Articles of Incorporation of the Company, incorporated by reference to Exhibit (3)(a) of Post-Effective Amendment No. 13 to Registration Statement No. 33-38066 filed on January 2, 2001.

(3)(b) By-Laws of the Company incorporated by reference to Exhibit (3)(b) of Post-Effective Amendment No. 11 to Registration Statement No. 33-38066 filed on September 28, 2000.

(4)(a) Form of Application incorporated by reference to Exhibit (4)(a) of Form 10-K for the year ended December 31, 2003 of SBM Certificate Company (File No. 811-6268).

(4)(b)      Form of Account Statement incorporated by reference to Exhibit
            (4)(b) of Form 10-K for the year ended December 31, 2003 of SBM Certificate Company (File No. 811-6268).

(5) Opinion of Griffin, Griffin, Tarby & Murphy, LLP incorporated by reference to Exhibit (5) of Post-Effective Amendment No. 13 to Registration Statement No. 33-38066 filed on January 2, 2001.

(10)(a) Amended and Restated Administrative Services Agreement dated as of the 1st day of July, 2001, by and between the Company and State Bond & Mortgage Company, L.L.C.

(10)(b) Custody Agreement, as amended and supplemented, between the Company (as successor to SBM Certificate Company (Minnesota)) and First Trust National Association (now U.S. Bank Trust N.A.) dated December 20, 1990, incorporated by reference to Exhibit 10(b) to Form S-1 Registration Statement No. 33-38066 filed on January 2, 1991.

(21)        Subsidiaries of the Company, incorporated by reference to Exhibit
            (21) to the Company's Form 10-K for the year ended December 31, 2003 (Form No. 811-6268).

(23)(a)     Consent of Reznick, Fedder & Silverman dated April 5, 2004

(23)(b)     Consent of Counsel (See Exhibit (5))

(24) Powers of Attorney incorporated by reference to Exhibit (24) of Form 10-K for the year ended December 31, 2001 of SBM Certificate Company (File No. 811-06268).

(99.1) Escrow Agreement dated November 14, 2002, among 1st Atlantic Guaranty Corporation, John J. Lawbaugh and Baker Botts, as escrow agent, incorporated by reference to Exhibit 99.1 to the Company's Form 8-K dated November 12, 2002 (File No. 811-6268).

(99.2) Order Approving Settlement Agreement Between Chapter 11 Trustee, 1st Atlantic Guaranty Corporation, Geneva Capital Partners, LLC, APT Creditors, SBM Financial, LLC, SBM Certificate Company, Atlantic Capital Funding Corporation and Escrow Agent dated December 2, 2003, incorporated by reference to Exhibit 99.1 to Company's Form 8-K dated December 2, 2003 (File No. 811-6268).

(99.3) Settlement and Release Agreement By and Between the Trustee, APT Creditors and Geneva dated December 2, 2003, incorporated by reference to Exhibit 99.4 to Company's Form 8-K dated December 2, 2003 (File No. 811-6268).

(99.4) Secured Promissory Notes By and Between SBM Financial, LLC, formerly State Bond & Mortgage, LLC, and APT Creditors, incorporated by reference to Exhibit 99.5 to Company's Form 8-K dated December 2, 2003 (File No. 811-6268).

(99.5) Security Agreement By and Between SBM Financial, LLC (formerly State Bond & Mortgage, LLC), Escrow Agent and Noteholders pursuant to the Settlement Agreement, incorporated by reference to Exhibit 99.6 to Company's Form 8-K dated December 2, 2003 (File No. 811-6268).

(99.6) Consent to Entry of Final Judgment and Permanent Injunction Between the Securities and Exchange Commission and 1st Atlantic Guaranty Corporation dated December 2, 2003, incorporated by reference to
            Exhibit 99.7 to Company's Form 8-K dated December 2, 2003 (File No. 811-6268).

(99.7) Final Judgment as to Defendant 1st Atlantic Guaranty Corporation Entered by the United States District Court for the District of Maryland dated December 8, 2003, incorporated by reference to
            Exhibit 99.8 to Company's Form 8-K dated December 2, 2003 (File No. 811-6268).

(99.8) Letter of Preferable Accounting Treatment from Reznick Fedder & Silverman dated January 23, 2004, incorporated by reference to Exhibit (99.10) of Form 10-K for the year ended December 31, 2003 of SBM Certificate Company (File No. 811-6268).

(b) Financial Statement Schedules, See page S-01 for Index to Financial Statement Schedules.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expresses in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 8th day of April, 2004.

                                            SBM Certificate Company


                                            By: /s/ Eric M. Westbury
                                                --------------------
                                                Eric M. Westbury
                                                Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities on the dates indicated:

Signature                           Capacity                                    Date
/s/ Eric M. Westbury                President and Principal Executive           April 8, 2004
---------------------------         Officer
    Eric M. Westbury

/s/ Trey Stafford                   Principal Financial and Accounting          April 8, 2004
---------------------------         Officer
 Trey Stafford

/s/ Iraline G. Barnes               Director                                    April 8, 2004
---------------------------
Iraline G. Barnes

/s/ Kumar Barve                     Director                                    April 8, 2004
---------------------------
Kumar Barve

/s/ Nancy Hopkinson                 Director                                    April 8, 2004
---------------------------
Nancy Hopkinson

/s/ Brian Murphy                    Director                                    April 8, 2004
---------------------------
Brian Murphy

/s/ Marialice B. Williams           Director                                    April 8, 2004
---------------------------
Marialice B. Williams

                             SBM CERTIFICATE COMPANY

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

                                DECEMBER 31, 2003

REPORT OF INDEPENDENT AUDITORS                                            S-02
SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS            S-03
SCHEDULE II - INVESTMENTS IN AND ADVANCES TO AFFILIATES AND INCOME
     THEREON                                                              S-05
SCHEDULE III - MORTGAGE LOANS ON REAL ESTATE AND INTEREST EARNED ON
     MORTGAGES                                                            S-06
SCHEDULE IV - REAL ESTATE OWNED AND RENTAL INCOME                         S-07
SCHEDULE V - QUALIFIED ASSETS ON DEPOSIT                                  S-08
SCHEDULE VI - CERTIFICATE RESERVES                                        S-09
SCHEDULE VII - VALUATION AND QUALIFYING ACCOUNTS                          S-15

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Board of Directors
SBM Certificate Company

We have audited the financial statements of SBM Certificate Company as of December 31, 2003, and for the year then ended, and have issued our report thereon dated January 23, 2004. Our audit also includes the financial statement schedules referenced in Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects to the information set forth herein.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland
January 23, 2004

                    SBM Certificate Company and Subsidiaries

                             SUPPLEMENTAL SCHEDULES

         SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS

                                December 31, 2003

                                                                              PRINCIPAL
NAME OF ISSUER AND TITLE OF ISSUE                                               AMOUNT          COST            VALUE
---------------------------------------------------------                     ---------      ----------      ----------
AVAILABLE-FOR-SALE SECURITIES
   U.S. TREASURY SECURITIES
      U.S. Treasury Note, 5.625%, due 5/15/2008                                $ 50,000      $   55,078      $   55,078
      U.S. Treasury Note, 7.25%, due 8/15/2004                                  200,000         208,438         208,438
                                                                                             ----------      ----------
                                                                                                263,516         263,516
                                                                                             ----------      ----------

OBLIGATIONS OF STATE AND POLITICAL
   SUBDIVISIONS
   Belmont County, Ohio, Sanitary Sewer District #3
      Waterworks Revenue Bonds, 4.25%, due 4/01/2004                              5,000           5,000           5,005
                                                                                             ----------      ----------
                                                                                                  5,000           5,005
                                                                                             ----------      ----------

CORPORATE DEBT SECURITIES
   FINANCIAL INSTITUTIONS
      Riggs Capital II Trust Preferred Securities
         8.875%, due 3/15/27                                                    100,000         101,000         104,000

   PUBLIC UTILITIES
      MCI Communications Corp., 7.75%, due 3/15/2024                            900,000         738,000         724,500

   CONVERTIBLE DEBT SECURITIES
      Intel Corporation, Reverse Exchangeable Securities
         Medium-Term Notes, Series A, 14%, due 3/18/2004                        330,000         334,538         334,538
                                                                                             ----------      ----------

            TOTAL CORPORATE DEBT SECURITIES                                                  $1,173,538      $1,163,038
                                                                                             ----------      ----------

                                  (continued)

                    SBM Certificate Company and Subsidiaries

   SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS - CONTINUED

                                December 31, 2003

                                                      PRINCIPAL
NAME OF ISSUER AND TITLE OF ISSUE                       AMOUNT         COST            VALUE
--------------------------------------------------    ---------     ----------      ----------
   CORPORATE EQUITY SECURITIES
      SPDR Trust Series 1                               20,000       2,137,000       2,225,600
      Diamonds Trust, Series 1                          10,000         988,000       1,045,700
      AT&T Corporation                                     275           5,541           5,582
      Comcast Corporation Class A                          450          14,207          14,756
      Verizon Communications, Inc.                       6,003         200,500         210,585
                                                                    ----------      ----------
                                                                     3,345,248       3,502,223
                                                                    ----------      ----------

   CLOSED-END MUTUAL FUNDS
      Calamos Convertible and High Income Fund
         Commom Shares                                  60,000         993,000         900,000
      Neuberger Berman Income oppurtuniy Fund Inc.      60,000         865,800       1,007,400
                                                                    ----------      ----------
                                                                     1,858,800       1,907,400
                                                                    ----------      ----------

   MORTGAGE-BACKED SECURITIES
      Government National Mortgage Association
         11.5%, due 4/15/2013                              262             321             299
         11.5%, due 5/15/2015                              118             135             134
         5.375%, due 1/20/2026                          57,622          58,767          58,612
                                                                    ----------      ----------
                                                                        59,223          59,045
                                                                    ----------      ----------

            TOTAL AVAILABLE-FOR-SALE SECURITIES                     $6,705,325      $6,900,227
                                                                    ==========      ==========

                    SBM Certificate Company and Subsidiaries

   SCHEDULE II - INVESTMENTS IN AND ADVANCES TO AFFILIATES AND INCOME THEREON

                          Year ended December 31, 2003

                                                                                               AMOUNT OF DIVIDENDS OR INTEREST
                                                                                        --------------------------------------------
                                                                          CARRYING                                          FROM
                                                          PAR VALUE       VALUE OF                                       INVESTMENT
       NAME OF INVESTMENT IN               NUMBER OF      OF SHARES      INVESTMENT     CREDITED TO                    IN SUBSIDIARY
             SUBSIDIARY                   SHARES HELD       HELD       IN SUBSIDIARY       INCOME          OTHER         FOR PERIOD
------------------------------------      -----------     ---------    -------------    -----------      ---------     -------------
Atlantic Capital Funding Corporation        10,000        $ 20,000       $ 990,203        $     --       $ 198,849       $(183,208)
                                                          ========       =========        ========       =========       =========

SBM Securities I, LLC                          100%             --        (120,116)             --              --        (120,116)
                                                          ========       =========        ========       =========       =========

(1)   During 2003, SBM-MD made additional contributions to ACFC totaling
      $196,000.

                    SBM Certificate Company and Subsidiaries

  SCHEDULE III - MORTGAGE LOANS ON REAL ESTATE AND INTEREST EARNED ON MORTGAGES

                          Year ended December 31, 2003

                                                        AMOUNT OF PRINCIPAL
                                                     UNPAID AT CLOSE OF PERIOD
                                                    ---------------------------
                                                                                                      INTEREST        INTEREST
                                                                                     AMOUNT OF        DUE AND          INCOME
                                     CARRYING                        SUBJECT TO      MORTGAGES      ACCRUED AT         EARNED
                                     AMOUNT OF                       DELINQUENT        BEING          END OF         APPLICABLE
      DESCRIPTION      PRIOR LIENS     ASSET           TOTAL          INTEREST       FORECLOSED       PERIOD         TO PERIOD
---------------------  -----------  -----------     -----------     -----------     -----------     -----------     -----------
LIENS ON:
   RESIDENTIAL             NONE     $ 4,313,454       4,313,454     $   158,334     $    80,277     $    34,399     $   485,699
   COMMERCIAL              NONE      11,677,555      11,677,555       1,304,403         301,833         115,235         777,837
   RESIDUAL  MORTGAGE
      CERTIFICATE          NONE       2,685,180              --              --              --          60,856         869,601
                          -----     -----------     -----------     -----------     -----------     -----------     -----------

         TOTAL            $  --     $18,676,189     $15,991,009     $ 1,462,737     $   382,110     $   210,490     $ 2,133,137
                          =====     ===========     ===========     ===========     ===========     ===========     ===========

                    SBM Certificate Company and Subsidiaries

                SCHEDULE IV - REAL ESTATE OWNED AND RENTAL INCOME

                                December 31, 2003

                                                         Cost of        Carrying     Reserve for                   Total Rental
    Property Type        Encumbrances   Initial Cost   Improvements       Value         Losses       Rents Due        Income
---------------------    ------------   ------------   ------------    ----------    -----------     ----------    ------------
Farms                     $       --     $       --     $       --     $       --     $       --     $       --     $       --
Residential                       --             --             --             --             --             --             --
Apartments and
   business                       --        500,964             --        500,964             --             --             --
Unimproved                        --      1,784,545             --      1,784,545             --             --             --
                          ----------     ----------     ----------     ----------     ----------     ----------     ----------

      Total               $       --     $2,285,509     $       --     $2,285,509     $       --     $       --     $       --
                          ==========     ==========     ==========     ==========     ==========     ==========     ==========

Rent from properties
   sold during period     $       --     $       --     $       --     $       --     $       --     $       --     $       --
                          ----------     ----------     ----------     ----------     ----------     ----------     ----------

      Total               $       --     $       --     $       --     $       --     $       --     $       --     $       --
                          ==========     ==========     ==========     ==========     ==========     ==========     ==========

                    SBM Certificate Company and Subsidiaries

                    SCHEDULE V - QUALIFIED ASSETS ON DEPOSIT

                                December 31, 2003

                                                                                  FIRST
                                                                                MORTGAGES
                                                                                AND OTHER
                                                             INVESTMENTS       FIRST LIENS
                                                            IN SECURITIES        ON REAL           OTHER
        NAME OF DEPOSITORY                     CASH              (a)              ESTATE            (b)               TOTAL
------------------------------------       -----------      -------------      -----------       -----------       -----------
State governmental authorities
   Securities Department of Illinois       $        --       $   263,516       $        --       $     5,789       $   269,305
Central depositories
   US Bank                                   1,073,452         6,441,809        20,321,883        10,112,814        37,949,958
   Provident Bank                               19,870                --         1,222,000                --         1,241,870
   Bank of America                             289,953                --                --                --           289,953
   Wells Fargo                                   8,840                --                --                --             8,840
                                           -----------       -----------       -----------       -----------       -----------

Total qualified assets on deposit          $ 1,392,115       $ 6,705,325       $21,543,883       $10,118,603       $39,759,926
                                           ===========       ===========       ===========       ===========       ===========

(a)   Represents amortized cost of bonds and securities.

(b) Represents dividend and interest receivable on qualified assets and investments in real estate partnerships.

                     SBM Certificate Company and Subsidiary

                       SCHEDULE VI - CERTIFICATE RESERVES
                           PART I - SUMMARY OF CHANGES

                          Year ended December 31, 2003

                                                                BALANCE AT BEGINNING OF YEAR
                                                          ---------------------------------------
                                                                                       RESERVES
                                                                                      (INCLUDING
                                                          NUMBER OF                     ADVANCE
                                                           ACCOUNTS                    PAYMENTS
                                                             WITH       AMOUNT OF        WITH
                                            YIELD          SECURITY     MATURITY        ACCRUED
               DESCRIPTION                 PERCENT         HOLDERS        VALUE        INTEREST)
-----------------------------------------  -------        ---------   -----------     -----------
Reserves to mature, installment
   certificates
   Series 120                                6.19               6     $    32,000     $   121,369
   Series 220                                6.19              12          59,000         202,146
   Series 315                                6.19              14          53,900          82,054

Single payment certificates
   Series 503                                6.19           1,627      23,692,260      21,732,002
   Series 505                                6.19             276       4,147,235       3,621,656
   Series 507                                6.19              98       1,243,089       1,044,416
   Series 510                                6.19             304       6,059,720       5,078,990

Fully paid installment certificates -
   (Paid Up Bonds)                           6.19             371       1,905,776       1,148,426

Optional settlement certificates
   Paid-up certificate (Special Maturity)    6.19              --              --              --
   Annuities                                 6.19              17         157,767         157,767

   Due to unlocated certificate holders      0.00              --              --              --
                                                            -----     -----------     -----------

   Total                                                    2,725     $37,350,747     $33,188,826
                                                            =====     ===========     ===========

Total charged to income, per above
Less reserve recoveries from terminations prior to maturity

Interest credited on certificate reserves per statement of operations and comprehensive income (loss)


                                                                   ADDITIONS
                                           ------------------------------------------------------------
                                                              RESERVE
                                                            PAYMENTS BY      CHARGED TO
                                            CHARGED TO      CERTIFICATE        OTHER
               DESCRIPTION                    INCOME          HOLDERS       ACCOUNTS (a)      ROLLUPS
-----------------------------------------  -----------      -----------     ------------    -----------
Reserves to mature, installment
   certificates
   Series 120                              $     5,511      $       614     $        --     $        --
   Series 220                                   10,408            2,515              --              --
   Series 315                                    3,203            1,905              --              --

Single payment certificates
   Series 503                                1,609,414               --         996,275         270,470
   Series 505                                  240,208               --         191,138          18,928
   Series 507                                   79,629               --          57,598          15,680
   Series 510                                  408,259               --         281,455         264,612

Fully paid installment certificates -
   (Paid Up Bonds)                              73,896               --         481,550          61,892

Optional settlement certificates
   Paid-up certificate (Special Maturity)           --               --              --              --
   Annuities                                    18,671               --              --         253,603

   Due to unlocated certificate holders             --               --              --              --
                                           -----------      -----------     -----------     -----------

   Total                                   $ 2,449,199      $     5,034     $ 2,008,015     $   885,185
                                           ===========      ===========     ===========     ===========

Total charged to income, per above         $ 2,449,199
Less reserve recoveries from terminations
   prior to maturity                           (24,738)
                                           -----------
Interest credited on certificate reserves
   per statement of operations and
   comprehensive income (loss)             $ 2,424,461
                                           ===========

NOTE (a) - December 5, 2003 Acquisition adjustment

                                  (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
                     PART I - SUMMARY OF CHANGES - CONTINUED

                          Year ended December 31, 2003

                                                                  DEDUCTIONS
                                                 ----------------------------------------------------------------------------


                                                                                                                    NUMBER OF
                                                                     CASH                                           ACCOUNTS
                                                                  SURRENDERS                                          WITH
                                                                   PRIOR TO      OTHER NOTE      OTHER NOTE         SECURITY
                DESCRIPTION                       MATURITIES       MATURITY          (a)             (b)             HOLDERS
--------------------------------------------     -----------     -----------     --------------------------------------------
Reserves to mature, installment certificates
   Series 120                                    $        --     $        --     $    28,215                               5
   Series 220                                             --              --              --                              12
   Series 315                                         13,193              --          41,437                               6

Single payment certificates
   Series 503                                        306,386         736,764         496,715         421,287           1,586
   Series 505                                             --          68,941           5,973          38,269             277
   Series 507                                             --              --           2,580           1,824              98
   Series 510                                             --          63,621          55,260          85,069             306

Paid-up bonds                                         35,098          70,306          24,012              --             359

Optional settlement certificates
   Paid-up certificate                                    --              --              --              --              --
   Annuities                                          90,335              --           3,518              --              35

   Due to unlocated certificate holders                   --              --              --              --              --
                                                 -----------     -----------     -------------------------------------------

   Total                                         $   445,012     $   939,632     $   657,710     $   546,449           2,684
                                                 ===========     ===========     ===========================================

                                                   BALANCE AT END OF YEAR
                                                 ---------------------------
                                                                  RESERVES
                                                                 (INCLUDING
                                                                  ADVANCE
                                                                  PAYMENTS)
                                                  AMOUNT OF          WITH
                                                   MATURITY        ACCRUED
                DESCRIPTION                         VALUE          INTEREST
--------------------------------------------     -----------     -----------
Reserves to mature, installment certificates
   Series 120                                    $    26,000     $    98,665
   Series 220                                         59,000         212,554
   Series 315                                         22,000          30,627

Single payment certificates
   Series 503                                     22,993,770      22,647,009
   Series 505                                      4,548,408       3,958,747
   Series 507                                      1,573,328       1,192,919
   Series 510                                      8,425,617       5,829,366

Paid-up bonds                                      1,885,012       1,636,348

Optional settlement certificates
   Paid-up certificate                                    --              --
   Annuities                                         336,188         336,188

   Due to unlocated certificate holders                   --              --
                                                 -----------     -----------

   Total                                         $39,869,323     $35,942,422
                                                 ===========     ===========

NOTE (a) - Rolled to other company products

NOTE (b) - Interest payments to certificate holders

                                  (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                           CLASSIFIED BY AGE GROUPINGS

                          Year ended December 31, 2003

                                           BALANCE AT BEGINNING OF YEAR
                                    -----------------------------------------
                                    NUMBER OF
                                    ACCOUNTS
                          AGE         WITH          AMOUNT OF
                      GROUPING IN   SECURITY        MATURITY        AMOUNT OF
                         YEARS      HOLDERS           VALUE          RESERVES
                      -----------   ---------       ---------       ---------

Series 120                23               1        $  6,000        $ 18,249
                          24               0              --              --
                          25               0              --              --
                          31               0              --              --
                          32               0              --              --
                          33               0              --              --
                          34               1           5,000          17,685
                          35               0              --              --
                          36               0              --              --
                          37               2          12,000          45,261
                          38               1           3,000          12,654
                          40               1           6,000          27,520
                                    --------        --------        --------

Total                                      6        $ 32,000        $121,369
                                    ========        ========        ========

Series 220                23               0        $     --        $     --
                          24               0              --              --
                          29               0              --              --
                          30               0              --              --
                          31               1           4,000          10,453
                          32               0              --              --
                          33               2          10,000          30,771
                          34               3          17,000          56,229
                          35               2          14,000          34,718
                          36               3           9,000          52,479
                          38               1           5,000          17,496
                                    --------        --------        --------

Total                                     12        $ 59,000        $202,146
                                    ========        ========        ========

                                  (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                     CLASSIFIED BY AGE GROUPINGS - CONTINUED

                          Year ended December 31, 2003

                           DEDUCTIONS                                 BALANCE AT END OF YEAR
                  ---------------------------      ----------------------------------------------------------
                                    TRANSFER                       NUMBER OF
                     CASH          OR ROLL TO                       ACCOUNTS
                  SURRENDERS         OTHER             AGE            WITH         AMOUNT OF
                   PRIOR TO        PRODUCT IN      GROUPING IN      SECURITY        MATURITY        AMOUNT OF
                   MATURITY         COMPANY           YEARS         HOLDERS           VALUE         RESERVES
                  ----------       ----------      -----------     ---------       ---------        ---------
Series 120        $       --        $     --              23               0        $     --        $     --
                          --           5,458              24               1           6,000          19,203
                          --              --              25               0              --              --
                          --              --              31               0              --              --
                          --              --              32               0              --              --
                          --              --              33               0              --              --
                          --              --              34               0              --              --
                          --           5,283              35               1           5,000          18,590
                          --              --              36               0              --              --
                          --              --              37               0              --              --
                          --              --              38               2          12,000          47,449
                          --          13,659              39               1           3,000          13,423
                          --           3,815              40               0              --              --
                  ----------        --------                        --------        --------        --------

   Total          $       --        $ 28,215                               5        $ 26,000        $ 98,665
                  ==========        ========                        ========        ========        ========

Series 220        $       --        $     --              23               0        $     --        $     --
                          --              --              24               0              --              --
                          --              --              29               0              --              --
                          --              --              30               0              --              --
                          --              --              31               0              --              --
                          --              --              32               1           4,000          10,988
                          --              --              33               0              --              --
                          --              --              34               2          10,000          32,751
                          --              --              35               3          17,000          57,834
                          --              --              36               2           9,000          36,859
                          --              --              37               3          14,000          55,731
                          --              --              38               0              --              --
                          --              --              39               1           5,000          18,391
                  ----------        --------                        --------        --------        --------

   Total          $       --        $     --                              12        $ 59,000        $212,554
                  ==========        ========                        ========        ========        ========

                                  (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                           CLASSIFIED BY AGE GROUPINGS

                          Year ended December 31, 2003

                                              BALANCE AT BEGINNING OF YEAR
                                        ----------------------------------------
                                        NUMBER OF
                                        ACCOUNTS
                              AGE         WITH         AMOUNT OF
                          GROUPING IN   SECURITY       MATURITY        AMOUNT OF
                             YEARS       HOLDERS         VALUE         RESERVES
                          -----------   ---------      ---------       ---------

Series 315                     12              0        $    --        $    --
                               13              0             --             --
                               14              2          7,700          8,335
                               15              0             --             --
                               16              4         17,600         24,205
                               17              1          2,200          3,268
                               18              1          2,200          3,952
                               19              6         24,200         42,294
                               20              0             --             --
                                         -------        -------        -------

   Total                                      14        $53,900        $82,054
                                         =======        =======        =======

                                  (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                     CLASSIFIED BY AGE GROUPINGS - CONTINUED

                          Year ended December 31, 2003

                        DEDUCTIONS                         BALANCE AT END OF YEAR
                 -----------------------   ----------------------------------------------------
                               TRANSFER                   NUMBER OF
                    CASH      OR ROLL TO                   ACCOUNTS
                 SURRENDERS     OTHER          AGE           WITH       AMOUNT OF
                  PRIOR TO    PRODUCT IN   GROUPING IN     SECURITY      MATURITY     AMOUNT OF
                  MATURITY     COMPANY        YEARS        HOLDERS        VALUE       RESERVES
                 ----------   ----------   -----------    ---------     ---------     ---------
Series 315       $    --       $    --            12             0       $    --       $    --
                      --            --            13             0            --            --
                      --            --            14             0            --            --
                   1,120         3,518            15             1         2,200         2,600
                      --            --            16             0            --            --
                   8,645        27,152            17             3        15,400        20,069
                   1,533         4,814            18             1         2,200         3,558
                   1,895         5,953            19             1         2,200         4,400
                      --            --            20             0            --            --
                 -------       -------                     -------       -------       -------

   Total         $13,193       $41,437                           6       $22,000       $30,627
                 =======       =======                     =======       =======       =======

                    SBM Certificate Company and Subsidiaries

                SCHEDULE VII - VALUATION AND QUALIFYING ACCOUNTS

                                                            ADDITIONS
                                                 -------------------------------
                                                                      CHARGED TO
                                BEGINNING        CHARGED TO              OTHER
      DESCRIPTION                OF YEAR           EXPENSE              ACCOUNTS           DEDUCTIONS          END OF YEAR
-------------------------      ----------        ----------           ----------           ----------          -----------
Valuation allowance on
   deferred tax assets
   year ended
   December 31,
      2003                     $1,164,718        $       --           $1,851,081(1)        $       --           $3,015,799
      2002                     $  778,122        $       --           $  386,596(1)        $       --           $1,164,718
      2001                     $  206,455        $       --           $  571,667(1)        $       --           $  778,122
      2000                     $       --        $       --           $  206,455(1)        $       --           $  206,455

Valuation allowance on
   shareholder receivable
   year ended
   December 31,
      2003                     $1,218,181        $  141,392(2)        $       --           $1,359,573(2)        $       --
      2002                     $  812,218        $  405,963(2)        $       --           $       --           $1,218,181
      2001                     $  342,236        $  469,982(2)        $       --           $       --           $  812,218
      2000                     $       --        $  342,236(2)        $       --           $       --           $  342,236

(1) The valuation allowance was increased as a result of establishing a full valuation allowance on deferred tax assets for capital loss carryforwards and NOL carryforwards.

(2) See Note 14 of the Notes to the Consolidating Financial Statements for the year ended December 31, 2003.